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                                                                   Exhibit 10.18

                                  OFFICE LEASE
                                     between

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY, BUT AS TRUSTEE UNDER TRUST NO. 66078
                                   (Landlord)

                                       and

                               KANBAY INCORPORATED
                        ---------------------------------


                        ---------------------------------
                                    (Tenant)

                                TABLE OF CONTENTS

                                  OFFICE LEASE

Article        Title                                                       Page
-------        -----                                                       ----
1              Definitions                                                 1

2              Premises                                                    2

3              Term                                                        2

4              Rental                                                      2

5              Security Deposit                                            5

6              Use of Premises                                             5

7              Utilities and Services                                      6

8              Maintenance and Repairs                                     7

9              Alterations, Additions and Improvements                     8

10             Indemnification and Insurance                               9

11             Damage or Destruction                                       10

12             Condemnation                                                11

13             Relocation                                                  11

14             Assignment and Subletting                                   11

15             Default and Remedies                                        13

16             Attorneys' Fees; Costs of Suits                             15

17             Subordination and Attornment                                15

18             Quiet Enjoyment                                             16

19             Rules and Regulations                                       16

20             Estoppel Certificates                                       16

21             Entry by Landlord                                           17

22             Landlord's Lease Undertakings-Exculpation from              17
               Personal Liability; Transfer of Landlord's Interest

23             Holdover Tenancy                                            18

24             Notices                                                     18

25             Brokers                                                     18

26             Electronic Services                                         18

27             Miscellaneous                                               20

                                    EXHIBITS

Exhibit A      Floor Plan

Exhibit B      Work Letter Agreement

Exhibit C      Rules and Regulations

Exhibit D      Intentionally Omitted

Exhibit E      Suite Acceptance Agreement

Exhibit F      Letter of Credit

Exhibit G      Expansion Space
Exhibit H      HVAC Specifications

                                                                             Net

                                  OFFICE LEASE

     THIS OFFICE LEASE ("Lease"), dated March 27, 1998, is made and entered into by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee under Trust No. 66078 ("Landlord") and KANBAY INCORPORATED, an Illinois corporation ("Tenant") upon the following terms and conditions:

                             ARTICLE I - DEFINITIONS

     Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

     1.01 BUILDING. The term "Building" shall mean that certain office building located at 6400 Shafer Court in Rosemont, Illinois, commonly known as 6400 SHAFER together with any related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

     1.02 PREMISES. The term "Premises" shall mean Suite 100 in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference. As used herein, "Premises" shall not include any storage area in the Building, which shall be leased or rented pursuant to separate agreement.

     1.03 RENTABLE AREA OF THE PREMISES. The term "Rentable Area of the Premises" shall mean 9,230 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises. Tenant acknowledges that the Rentable Area of the Premises includes the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

     1.04 LEASE TERM. The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease.

     1.05 COMMENCEMENT DATE. Subject to adjustment as provided in Article 3, the term "Commencement Date" shall mean April 1, 1998.

     1.06 EXPIRATION DATE. Subject to adjustment as provided in Article 3, the term "Expiration Date" shall mean March 31, 2003.

     1.07 BASE RENT. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean the amounts set forth in Insert No. 1 of the Rider attached hereto and made an integral part hereof (the "Rider").

     1.08 TENANT'S PERCENTAGE SHARE. The term "Tenant's Percentage Share" shall mean five and fifty-six hundredths percent (5.56%) with respect to Operating Expenses (as such term is hereinafter defined). Landlord may reasonably redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building.

     1.09 SECURITY DEPOSIT. The term "Security Deposit" shall mean Twenty-One Thousand Dollars ($21,000.00) and the letter of credit described in Insert No. 2 of the Rider.

     1.10 TENANT'S PERMITTED USE. The term "Tenant's Permitted Use" shall mean general office use and no other use.

     1.11 BUSINESS HOURS. The term "Business Hours" shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday (federal and state holidays excepted). Holidays are defined as the following: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed by such unions.

     1.12 LANDLORD'S ADDRESS FOR NOTICES. The term "Landlord's Address for Notices" shall mean Heitman Properties Ltd., 6400 Shafer Court, Rosemont, Illinois 60018, Attn: Property Manager, with a copy to Heitman Properties Ltd., 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601, Attn: Property Management.

     1.13 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean ____________________________________________________________
________________________________________________________________________________
                                      1
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     1.14       BROKER. The term "Broker" shall mean Heitman Properties Ltd. and
Julien J. Studley, Inc. _______________________________________________________.

     1.15 ______________________________________________________________.

                             ARTICLE II - PREMISES

     2.01 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B.

     2.02 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Prior to Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises (and the condition of completion and workmanship of any tenant improvements which Landlord is required to construct in the Premises pursuant to this Lease); after such review, Tenant shall execute a Suite Acceptance Letter, in the form of Exhibit E attached hereto, accepting the Premises. Except as is expressly set forth in this Section 2.02 or the Work Letter Agreement attached hereto (the "Work Letter"), if any, or as may be expressly set forth in Suite Acceptance Letter, Tenant agrees to accept the Premises in its "as is" said physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same).

                               ARTICLE III - TERM

     3.01 Except as otherwise provided in this Lease (including, without limitation, the Work Letter and Article II), the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if for any reason, Landlord is unable to deliver possession of the Premises on the date which otherwise would be the Commencement Date, then Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be the date that possession of the Premises is so tendered to Tenant with the initial Part of the Work substantially completed pursuant to Section 5 of the Work Letter (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and, unless Landlord elects otherwise, the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days. Landlord represents that, as of the date of this Lease, the Premises is vacant.

                              ARTICLE IV - RENTAL

     4.01       DEFINITIONS. As used herein,

                (A) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building including without limitation:

                     (i) The aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof ("Taxes"). Taxes shall also include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall be appropriately reduced (or refunded to Tenant, as applicable) with respect to any refunds received by Landlord relating to Taxes paid by Tenant. Taxes for any calendar year shall be Taxes which are due for payment or paid in such year, rather than Taxes which are assessed or become a lien during such year. Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

                     (ii) Premiums for property, casualty, liability, rent interruption or other types of insurance carried by Landlord.

                     (iii) Salaries, wages and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building, reasonably adjusted to the extent such persons work at other properties in addition to the Building

                     (iv) Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal.

                     (v) Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

                     (vi) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

                     (vii) Subject to the provisions of Section 4.01(A)(xiii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

                     (viii) Other items of repair or maintenance of elements of the Building.

                     (ix) The costs of policing, security and supervision of the Building.

                     (x) Fair market rental and other costs with respect to the management office for the Building.

                     (xi) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

                     (xii) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

                     (xiii) Capital expenditures (a) made primarily to reduce Operating Expenses, or to comply with any laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, or (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures.

                     (xiv) Legal fees and expenses, excluding fees for disputes with tenants, negotiating leases and financing the Building.

                     (xv) Payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development.

                     (xvi) A fee for the administration and management of the Building as reasonably determined by Landlord from time to time (not to exceed 5% of gross revenues of the Building during the first five years of the Lease
Term).

     Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building. See Insert No. 3 of the Rider.

                (B) If the Building does not have ninety-five percent (95%) occupancy during an entire calendar year, then the variable cost component of "Operating Expenses" shall be equitably adjusted so that the total amount of Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Operating Expenses as a result of the foregoing provision. Landlord can adjust taxes to the extent that Landlord can reasonably demonstrate that the Taxes fluctuated based upon occupancy.

     4.02 BASE RENT. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following annual adjustments (herein called the "Rent Adjustments"):

                (A)
                                      3
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                (B)  During each calendar year, the Base Rent payable by Tenant to Landlord, shall be increased by Tenant's Percentage Share of Operating Expenses paid or incurred by Landlord during such year (the "Operating
Expense Adjustment").

     4.03 ADJUSTMENT PROCEDURE; ESTIMATES. The Operating Expense Adjustment specified in Section 4.02(B) shall be determined and paid as follows:

                (A) During each calendar year, Landlord shall give Tenant written notice of its reasonable estimate of any increased amounts payable under
Section 4.02(B) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that, not more often that quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                (B) Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Operating Expenses, and the actual Operating Expense Adjustment to be made pursuant to Section 4.02(B) for such calendar year, as determined by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Tenant, except as provided in Section
4.04 below. If the amount of the actual Operating Expense Adjustment is more that the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after receipt of Landlord's Statement. If the amount of the actual Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Section 4.02(H) above.

                (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Operating Expense Adjustment to be paid pursuant to Section 4.02(B) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

     4.04 REVIEW OF LANDLORD'S STATEMENT. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, additional rent described in Section 4.02(B), or any other payments required to be made by it under this Lease and provided further that Tenant complies with the provisions of this Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance and other expenses included in Operating Expenses will be available), in accordance with the following procedure:

                (A) Tenant shall, within 30 business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying Tenant's desire to audit Landlord's Statement, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this
Section 4.04. The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

                (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices presently located at the address set forth in Section 1.12 and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

                (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants selected by Landlord but reasonably acceptable to Tenant). In the event that the results of the review of records by such independent firm reveal that Tenant has overpaid

                                      4
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obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expense Adjustment. The fees and charges of such independent review shall be paid by Tenant unless such review reveals that Landlord had overcharged Operating Expense Adjustment for the calendar year under review by more than 5%.

     4.05 PAYMENT. The Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall, except as otherwise provided herein, be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

     4.06 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

     4.07 ADDITIONAL RENT. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute Base Rent. Any amounts due Landlord shall sometimes be referred to in this Lease as "Rent".

     4.08 RENT TAXES. Notwithstanding anything in Sections 4.01(A)(i) or 4.02(A) to the contrary, Tenant shall pay any rent, sales, service, transfer or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease (and such taxes shall not be included in Operating Expenses).

                          ARTICLE V - SECURITY DEPOSIT

     5.01 Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, convenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant. See Insert No. 4 of the Rider.

                          ARTICLE VI - USE OF PREMISES

     6.01 TENANTS PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

     6.02       COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws").

                (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the

                                      5
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Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XIX. See Insert No. 5 of the Rider.

     6.03       HAZARDOUS MATERIALS.

                (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws, as defined herein.

                (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

                (C) Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

                (D) "Environmental-Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

                (E)  "Hazardous Materials" means: (a) any material or substance:
(i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

                (F) "Handle," "handle," "Handled," "handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                (G) "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.

                      ARTICLE VII - UTILITIES AND SERVICES

     7.01 BUILDING SERVICES. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

                (A) Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees. At least one elevator shall be in service at all times and the freight elevator shall be available to Tenant on prior notice, subject to Landlord's scheduling requirements.

                (B) During Business Hours, air conditioning, heating and ventilation meeting the specifications set forth on Exhibit H. Landlord may make available to Tenant heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder upon such conditions as shall be determined by Landlord from time to time. Landlord's fee for
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any such additional heating, ventilation or air conditioning provided to Tenant, to be set by Landlord from time to time (such fee is currently $40 per hour, subject to change from time to time); will be separate from and in addition to the Operating Expenses Adjustment provide in Article IV.

                (C)  Water for drinking and rest room purposes.

                (D) Janitorial and cleaning services as specified on Exhibit I (subject to reasonable change, from time to time), provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, Landlord, at Landlord's sole discretion, may require that the Premises be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenants refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

                (E) Electricity shall not be furnished by Landlord but shall be furnished by the approved electric utility company serving the area. Landlord shall permit Tenant to receive such service direct from such utility company at Tenant's cost and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. The Leased Premises are already separately metered. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, and for the operation of the Building's air conditioning system at times other than as provided in paragraph (B) hereof, or the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall by paid for by Tenant, as additional Rent. Any such additional Rent shall be payable by Tenant within five (5) days after Tenant receives an invoice therefor from Landlord. Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of Landlord in each instance unreasonably withheld, conditioned or delayed. Tenant also agrees to install in the Premises only Landlord's approved brands and models of lamps, bulbs, ballasts and starters. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

     Any amounts which Tenant is required to pay to Landlord pursuant to this
Section 7.01 shall be payable upon demand by Landlord and shall constitute additional rent.

     7.02 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law. See Insert No. 6 of the Rider.

                     ARTICLE VIII - MAINTENANCE AND REPAIRS

     8.01       LANDLORD'S OBLIGATIONS. Except as provided in Sections 8.02 and
8.03 below, Landlord shall maintain the Building, including floor and ceiling, stairs, exterior walls and windows, the roof and common mechanical systems, in good order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building. Landlord shall use reasonable efforts to minimize interference with Tenant's business operations while performing such maintenance or repairs (provided Landlord may perform such work during normal business hours).

     8.02 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.


                                      7
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     8.03       LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times and upon reasonable prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. Landlord shall use reasonable efforts to minimize interference with Tenant's business operations while performing such maintenance or repairs (provided Landlord may perform such work during normal business hours).

              ARTICLE IX - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     9.01 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld conditioned or delayed. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use or the proper performance of the Alterations.

     9.02 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

     9.03 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within 20 days after Landlord notifies
Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such 20 days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

     9.04 LEASE TERMINATION. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises, (whether pursuant to this Lease or an earlier lease), subject to reasonable wear and tear and damage by casualty or condemnation. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand. Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.01 of this Lease, to

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allow Tenant to make an Alteration in the Premises, Landlord agrees, upon
Tenant's written request, to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant's cost, to remove such Alteration at the end of the Lease Term.

                     ARTICLE X - INDEMNIFICATION AND INSURANCE

     10.01      INDEMNIFICATION.

                (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the negligence or willful misconduct of Landlord, its agents and employees), from and against:

                     (i) any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

                     (ii)   any and all environmental damages which arise from:
                (i) the Handling of any Tenant's Hazardous Materials, as defined in Section 6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                (B) Landlord agrees to protect, indemnify, hold harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the negligence or willful misconduct of Landlord or its authorized agents or employees.

                (C) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

                (D) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

     10.02      PROPERTY INSURANCE.

                (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

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                (C)  Landlord shall, at all times during the Lease Term, procure and maintain "all-risk" property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

     10.03      LIABILITY INSURANCE.

                (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

                (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of Illinois or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of One Million ($1,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

                (C) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

     10.04 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of Illinois, and Employer's Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease
- Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

     10.05 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Illinois and rated not less than A-VIII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and Landlord as required by this Lease.

     10.06 WAIVER OF SUBROGATION. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party.

     10.07 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION

     11.01 TOTAL DESTRUCTION. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

     11.02 PARTIAL DESTRUCTION OF PREMISES. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within 180 days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises

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made by Tenant, which shall be promptly repaired by Tenant at its sole expense)
and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, be made within said 180 day period, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty
(30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction. See Insert No. 7 of the Rider.

     11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Termination Date, exclusive of option periods. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

     11.04 WAIVER. The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination.

                           ARTICLE XII - CONDEMNATION

     12.01 TAKING. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant for Tenant's Permitted Use shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if Landlord, at its option, is unable or unwilling to provide substitute premises the Building containing at least as much rentable area as described in Section
1.02 above and pay all reasonable relocation costs incurred by Tenant, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

     12.02 AWARD. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.

     12.03 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

[Intentionally Deleted]      ARTICLE XIII-RELOCATION


                     ARTICLE XIV - ASSIGNMENT AND SUBLETTING

     14.01 RESTRICTION. Without the prior written consent of Landlord (which consent, with respect to an assignment or subletting, shall not be unreasonably withheld as provided in Section 14.04), Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets, and (c) any change by Tenant in the form of its legal organization under applicable state law (such as, for example, a change from a general partnership to a limited partnership or from a corporation to a limited liability company). An assignment,

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subletting or other action in violation of the foregoing shall be void and, at
Landlord's option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but upon at least twenty (20) days' prior written notice to Landlord, provided that said Affiliate is not in default under any other lease for space in a property that is managed by Heitman Properties Ltd. or any of its affiliates. For purposes of this provision, the term "Affiliate" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls, (ii) the surviving entity following a merger or consolidation involving Tenant and (iii) any entity that purchases substantially all of Tenant's assets with the intention of continuing Tenant's business operations. The term "control" as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     14.02 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting. Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

     14.03 LANDLORD'S RECAPTURE RIGHTS. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

     14.04 LANDLORD'S CONSENT; STANDARDS. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease: (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes;
(viii) the transferee is a government (or agency or instrumentality thereof) or
(ix) Tenant has failed to cure a default at the time Tenant requests consent tot the proposed Transfer.

     14.05 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, one-half (1/2) of the amount by which all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or costs and brokers' commissions actually paid and incurred by Tenant in connection with such Transfer, which amount shall be amortized over the term of the Transfer), exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

     14.06 LANDLORD'S COSTS. If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and a maximum fee to Landlord of Five Hundred Dollars ($500.00).

     14.07 CONTINUING LIABILITY OF TENANT. Notwithstanding any Transfer, including an assignment or sublease to an affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the

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performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

     14.08 NON-WAIVER. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's agent and attorney-in- fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                        ARTICLE XV - DEFAULT AND REMEDIES

     15.01 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due to cure such failure the first two times such failure occurs in any 12 month period).

                (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (with or without the payment of Rent).

                (C) The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under
Article XIV of this Lease.

                (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, if such failure continues for 30 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the 30 day period, no default shall exist if Tenant commences the curing of the default within the 30 day period and thereafter diligently prosecutes the same to completion. The 30 day notice described herein shall be in lieu of, and not in addition to, any notice required under law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                (E) The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within 60 days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within 60 days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within 60 days.


                (F) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.01.

     15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right without notice or demand to Tenant (Tenant hereby irrevocably waiving all notices and demands, statutory or otherwise, including without limitation, any notice otherwise required in connection with any forcible entry and detainer action), to terminate this Lease or to terminate Tenant's right to possession of the Premises without terminating this Lease, and in either event Landlord shall be entitled to receive from Tenant:

                (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

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                (E)  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of Chicago on advances made to member banks under Sections of the Federal Reserve Act ("discount rate") prevailing at the time of the award. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount by (i) the discount rate of the Federal Reserve Bank of Chicago prevailing at the time of award plus (ii) one percent (1%).

     15.03 MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     15.04 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord may continue this Lease in effect after Tenant's default and abandonment and recover Rent as it becomes due. In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

     15.05 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

     15.06 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any office space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

     15.07 NON-WAIVER. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant's right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     15.08 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In

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addition to the other remedies provided in the Lease, including the right to terminate this Lease or to terminate Tenant's right of possession of the Premises and reenter and repossess the Premises and remove all persons and property from the Premises without terminating this Lease as provided in Section 15.02, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

     15.09 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that, in no event, shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

                  ARTICLE XVI - ATTORNEYS' FEES: COSTS OF SUIT

     16.01 ATTORNEYS FEES. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent, resolving any actual default by Tenant, securing indemnification as provided in Article X and paragraphs, 16.02, 23.01 and 25.01 herein or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

     16.02 INDEMNIFICATION. Should Landlord or Tenant be made a party to any litigation instituted by the other party against a third party, or by a third party against Tenant. Tenant or Landlord, respectively, shall indemnify, hold harmless and defend Landlord or Tenant, respectively, from any and all loss, cost, liability, damage or expense incurred by Landlord or Tenant, respectively, including attorneys' fees, in connection with the litigation.

                   ARTICLE XVII - SUBORDINATION AND ATTORNMENT

     17.01 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building: (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord's prior written consent;
(vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest and (viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements.

     17.02 ATTORNMENT. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, convenants and conditions of the Lease for the balance of the term thereof remaining and any

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extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant's landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord's succeeding to the interest of Landlord under the Lease. Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02. Concurrently, upon written request from Tenant, and provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the Successor Landlord. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such Mortgagee, Landlord shall have no further obligation to Tenant with respect thereto.

     17.03 MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                         ARTICLE XVIII - QUIET ENJOYMENT

     18.01 Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

                       ARTICLE XIX - RULES AND REGULATIONS

     19.01 The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and, after receiving written notice, any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building. Landlord shall not unreasonably discriminate against Tenant in the enforcement of the Rules and Regulations.

                       ARTICLE XX - ESTOPPEL CERTIFICATES

     20.01 Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (of if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that to Tenant's knowledge Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

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                         ARTICLE XXI - ENTRY BY LANDLORD

     21.01 Upon at least 24 hours' prior oral notice to Tenant at the Premises (excluding emergencies or when providing services, when no such notice shall be required), Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall by payable by Tenant to Landlord as additional rent.

                                  ARTICLE XXII

       LANDLORD'S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;
                         TRANSFER OF LANDLORD'S INTEREST

     22.01 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and
(b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interest of Landlord in the Building and Land; that this lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that neither the Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated December 5, 1985 and known as its Trust No. 66078, or against any of the beneficiaries under said Trust Agreement, or their respective agents, on account of this lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     22.02 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Section 22, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 22, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

                        ARTICLE XXIII - HOLDOVER TENANCY

     23.01 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During the first 30 days of such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundered fifty percent (150%) of the Rent Payable by Tenant to Landlord with respect to the last month of the Lease Term. With respect to the last month of the Lease Term the monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                             ARTICLE XXIV - NOTICES

     24.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the address for Landlord set forth in Section 1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above, or, from and after the Commencement Date, to Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

                              ARTICLE XXV - BROKERS

     25.01 The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                       ARTICLE XXVI - ELECTRONIC SERVICES

     26.01 TENANT'S LINES. Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may be conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void.

     26.02 DEFINITION OF ELECTRONIC SERVICES. As used herein "Electronic Services Provider" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building. The services of Electronic Services Providers are sometime referred to herein as "Electronic Services."

     26.03      NO RIGHT TO SPECIFIC SERVICES. Landlord shall have no obligation
(i) to install any Electronic Services equipment or facilities, (ii) to make available to Tenant the services of any particular Electronic Services Provider,
(iii) to allow any particular Electronic Services Provider access to the Building, (iv) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building. Landlord may (but shall not have the obligation to): (x) install new Lines at the property, (y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to Lines.

     26.04 LIMITATION OF LANDLORD'S RESPONSIBILITY. Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Tenant's premises and the telephone closet(s) on the floor(s) on which the Tenant's premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

     26.05 NECESSARY SERVICE INTERRUPTIONS. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other Tenants of the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant's use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants of the Building.

     26.06      REMOVAL OF EQUIPMENT, WIRING AND OTHER FACILITIES. Subject to
Section 9.04, any and all Electronic Services equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, if Tenant fails to do so, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Tenant's premises or elsewhere in the Building.

     26.07 NEW PROVIDER INSTALLATIONS. In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article IX of this Lease; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the provider's equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord's requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of a Electronic Services Provider's access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord."

     26.08 LIMIT OF DEFAULT OR BREACH. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

     26.09 INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

     26.10 LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party and such interference continues after notice thereof to Tenant, Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.

                         ARTICLE XXVII - MISCELLANEOUS

     27.01 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     27.02 AMENDMENTS. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

     27.03 SUCCESSORS. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

     27.04 FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

     27.05 SURVIVAL OF OBLIGATIONS. Any obligations of Landlord or Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Landlord or Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

     27.06 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     27.07 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     27.08 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     27.09 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

     27.10 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     27.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

     27.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     27.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

     27.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder. If Tenant comprises more than one person or entity and fewer than all of the persons or entities comprising Tenant abandon the Premises, Landlord, at its sole option, may treat the abandonment by such person or entities as an event of default and exercise with respect to such persons the rights and remedies provided in Article XV without affecting the right or obligations of the persons or entities comprising Tenant which have not abandoned the property.

     27.15 EXHIBITS. Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Rules and Regulations), D (Guaranty) and E (Suite Acceptance Letter) are incorporated into this Lease by reference and made a part hereof.

     27.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant, shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

     27.17 NO COUNTERCLAIM; CHOICE OF LAWS. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of Illinois and agrees that any action by Tenant against Landlord shall be instituted in the State of Illinois and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of Illinois.

     27.18      ELECTRICAL SERVICE TO THE PREMISES. Anything set forth in
Section 7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. If Landlord voluntarily elects to change the electric provider serving the Building, Landlord shall bear any expenses incurred in connection with such change.

     27.19      RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent; (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area. Any violation of this provision shall be deemed a material breach of this Lease; (iv) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (vii) to prohibit the placement of video or other electronic games in the Premises for use by other than Tenant's employees; (viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xii) to retain at all times master keys or pass keys to the Premises.

Additional provisions are set forth in Insert No. 8 of the Rider.


     IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above written.


LANDLORD:                                    TENANT:

AMERICAN NATIONAL BANK AND TRUST             KANBAY INCORPORATED, an Illinois
COMPANY OF CHICAGO, not personally, but      ---------------------------------
as Trustee aforesaid
                                             corporation
                                             -----------------------------------


By: /s/ Authorized Party                     By: /s/ Authorized Party
    ----------------------------                 -------------------------------

Its: TRUST OFFICER                           Its: Chairman & CEO
    ---------------------------                  -------------------------------

                      RIDER TO OFFICE LEASE ("FORM LEASE")
                   DATED AS OF MARCH 27, 1998, BY AND BETWEEN
              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                AS TRUSTEE UNDER TRUST NO.66078 ("LANDLORD"), AND
             KANBAY INCORPORATED, AN ILLINOIS CORPORATION ("TENANT")


This Rider is attached to and is a part of the Form Lease. In the event of a conflict between a provision of the Form Lease and a provision of this Rider, the provision of this Rider shall govern and control. As used in this Rider and in the Form Lease, the term "Lease" shall mean the Form Lease, as modified by this Rider.

INSERT NO. 1.   BASE RENT.

     (a)        The Base Rent for the Premises shall be as follows:

                              RENT OF ANNUAL
                               BASE RENT PER
          LEASE               RENTABLE SQUARE           RATE OF ANNUAL
          YEAR                     FOOT                   BASE RENT             MONTHLY BASE RENT
        -----------------------------------------------------------------------------------------
            1                     $ 12.50                $ 115,374.96              $  9,614.58
            2                     $ 13.00                $ 119,990.04              $  9,999.17
            3                     $ 13.50                $ 124,605.00              $ 10,383.75
            4                     $ 14.00                $ 129,219.96              $ 10,768.33
            5                     $ 14.50                $ 133,835.04              $ 11,152.92

     (b) As used in this Lease, the term "Lease Year" shall mean the 1-year period commencing on the Commencement Date, and each 1-year period thereafter commencing on the anniversary of the Commencement Date.

INSERT NO. 2    SECURITY DEPOSIT.

     (a) At the time of signing this Lease, in addition to the cash security deposit described in Section 1.09, Tenant shall deposit with Landlord an unconditional, irrevocable letter of credit in Landlord's favor in the amount of $50,000.00 (the "LOC"), which LOC shall be freely assignable by Landlord to Landlord's successor, any successor owner of the Building or any mortgagee of the Building, issued by a "Qualified Issuer" approved by Landlord, drawable in Chicago, Illinois and in the form of the letter of credit attached hereto as Exhibit "F". The LOC shall be retained by Landlord for the same purposes, and with the same rights and benefits, as the cash security deposit (as described in Section 5.01). If the Building is sold or otherwise transferred, Landlord shall have the right to transfer the LOC to the purchaser or transferee, as the case may be, by which transfer Landlord shall be released from all liability for the return thereof, and Tenant shall look solely to the new owner for the return thereof.

     (b) Tenant shall deposit with Landlord not later than 30 days prior to the expiration date of the original LOC deposited by Tenant hereunder (and not later than 30 days prior to the expiration date of each replacement LOC deposited by Tenant hereunder), (i) a replacement LOC in form, content and amount identical to the original LOC and issued by a "Qualified Issuer" approved by Landlord or (ii) cash in the amount of the LOC. If Tenant fails to timely deposit any such replacement LOC or cash with Landlord (which failure is not subject to any notice or cure period under this Lease), then Landlord may draw the entire proceeds of the LOC.

     (c) If no default has occurred by Tenant during the first three Lease Years, Tenant's obligations to maintain the LOC shall terminate and Landlord shall return the LOC to Tenant.

     (d) For purposes of this INSERT NO.2, "Qualified Issuer" means any commercial bank which, at the particular time its status as a Qualified Issuer is relevant hereunder, has total assets of at least U.S. $ 100 million. If at any time after issuance of the LOC (or any replacement LOC), the issuing bank fails to be a Qualified Issuer or is not otherwise financially sound in Landlord's sole judgment, the LOC or replacement LOC, as the case may be, upon written notice from Landlord to Tenant, shall be immediately reissued by a Qualified Issuer approved by Landlord, which reissuance shall be in accordance with the provisions of this Lease.

INSERT NO. 3    ADDITIONAL EXCLUSIONS FROM OPERATING EXPENSES.

     Operating Expenses also shall not include the following:

                (1) costs of capital improvements to the Building except as provided in clause (xiii) of Section 4.01(A);

                (2) the cost of electrical energy furnished directly to tenants of the Property and paid for by such tenants directly to the provider of such electrical energy;

                (3) the cost of any items to the extent such cost is reimbursed to Landlord by tenants of the Property (other than by virtue of the pass-through of "Operating Expenses" to other tenants of the Building); and

                (4) depreciation of the Building and its equipment and amortization (except as provided in clause (xiii) of Section 4.01(A)).

     Operating Expenses shall be net of rebates, credits and recoveries under insurance maintained by Landlord on the Building.

INSERT NO. 4    SECURITY DEPOSIT - INTEREST ON CASH PORTION.

     Landlord agrees to invest the cash portion of the Security Deposit in certificates of deposit, treasury bills or other investments as determined by Landlord; provided, however, that Landlord shall not be required to invest the cash portion of the Security Deposit in an investment yielding the highest possible rate of interest, and Landlord does not guarantee to Tenant any minimum rate of interest on the investment of the cash portion of the Security Deposit. All interest accruing on such investment shall be paid to Tenant annually during the Term, provided that Tenant is not in Default under this Lease.

INSERT NO. 5    COMPLIANCE WITH LAWS.

     Landlord agrees that it will cause the common areas of the Building utilized by Tenant and its invitees to comply in all material respects with applicable laws relating thereto (as reasonably interpreted by Landlord from time to time) and to correct or cause to be corrected any violations of laws relating to such common areas in respect to which Landlord is given written notice by the applicable governmental authority or entity having jurisdiction over the Building. Landlord may include the costs of such compliance in Operating Expense as provided in Section 4.01(A).

INSERT NO. 6    INTERRUPTION OF SERVICES.

     Notwithstanding anything to the contrary in this Lease, if: (a) any services or utilities are interrupted or discontinued as a result of Landlord's negligence, and Tenant is unable to and does not use, the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five consecutive business days after receiving such notice, or such additional time as may be required due to acts of God, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond Landlord's reasonable control, Base Rent and Rent Adjustments hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Such abatement shall be Tenant's sole recourse in the event of a discontinuance or interruption of services or utilities required to be provided by Landlord hereunder. Notwithstanding the foregoing, in recognition that Landlord must receive timely payments of Rent in order to operate the Building, if Landlord disputes Tenant's right to receive such abatement, Tenant shall have no right to abate Rent unless and until Tenant shall have first obtained a valid judgment by a court of competent jurisdiction finding that the foregoing grounds for an abatement of Rent have been present, and fixing the amount of rent abatement to which Tenant is entitled.

INSERT NO. 7    ADDITIONAL TENANT TERMINATION RIGHT.

     Notwithstanding anything in this Article XI to the contrary, Landlord and Tenant hereby agree that if Landlord estimates that the time required to substantially complete any repair or restoration of damage will exceed 180 days, then, in addition to the abatement of Rent described in this Article XI, as Tenant's sole and absolute additional remedy, within ten (10) business days after delivery of Landlord's notice with such estimate, Tenant shall have the right, concurrently upon written notice to Landlord, to terminate the Lease Term. Tenant understands and agrees that the termination of the Lease Term shall not relieve Tenant of any obligations under the Lease that have accrued through the termination date of the Lease Term. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if Tenant, or any assignee or subtenant of Tenant, or Tenant's officers, directors, employees, invitees, agents or contractors caused, in whole or in part, such damage to the Building or the Premises.

INSERT NO. 8    ADDITIONAL PROVISIONS.

     28.        RENEWAL OPTION.

     28.01 RENEWAL OPTION. Tenant shall have an option (the "Renewal Option") to renew the initial Lease Term with respect to all (but not less than all) of the Premises demised under or pursuant to this Lease as of the expiration date of the initial Lease Term for one additional term (the "Renewal Term") of three years, commencing on the day immediately following the Expiration Date of the initial Lease Term, under the following terms and conditions and subject to credit approval by Landlord (which approval shall not be unreasonably withheld by Landlord [after taking into account all economic factors of this Lease]):

     (1) Tenant gives Landlord written notice of Tenant's election to exercise the Renewal Option no earlier than the date which is twelve months days prior to the Expiration Date of the initial Lease Term and no later than the date which is ten months prior to the Expiration Date of the initial Lease Term; and

     (2) this Lease is in full force and effect and Tenant is not in breach or default under this Lease, either on the date Tenant exercises the Renewal Option or at any time through and including the proposed commencement date of the Renewal Term.

     28.02      TERM. If Tenant timely and properly exercises the Renewal
Option:

     (1) The Rent payable for the Renewal Term shall be based on the then prevailing rent for similar space in this Building. For purposes of the preceding sentence, "prevailing rental rate" shall mean the total rental then being quoted by Landlord to third party tenants for reasonably comparable space in the Building for leases approximately as long, and commencing at approximately the same time, as the Renewal Term. In determining the prevailing rental rate, Landlord shall take into account tenant concessions, such as rent abatements, allowances and improvement costs. If Landlord is not then quoting rental rates for comparable space, the rates used for purposes of this provision shall be those rates Landlord would have used if Landlord had quoted such rates. Landlord's good faith determination of the "prevailing rental rate" shall be conclusive and binding as to Landlord and Tenant. Upon Tenant's written request given not later than 12 months prior to the Expiration Date of the initial Lease Term, Landlord shall notify Tenant of the prevailing rental rate not later than 11 months prior to the Expiration Date of the initial Lease Term. If Tenant timely and properly exercises the Renewal Option but fails to request the prevailing rental rate in advance, Landlord agrees to give Tenant written notice setting forth the prevailing rental rate, which notice shall be given prior to the commencement date of the Renewal Term.

     (2) Tenant shall have no further options to renew the Lease Term beyond the expiration date of the Renewal Term.

     (3) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant an allowance or other economic concession for any such work or for any other purposes (unless such work, allowance or concession was included in Landlord's notice setting forth the prevailing rental rate).

     (4) Except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Term.

     28.03 AMENDMENT. If Tenant exercises the Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the

Renewal Term on the terms provided above, which amendment shall be executed and delivered prior to the commencement date of the Renewal Term.

     28.04 TERMINATION. The Renewal Option shall automatically terminate and become null and void and of no force or effect upon the earlier to occur of
(1) the expiration or termination of this Lease, (2) the termination of the Tenant's right to possession of the Premises, (3) the assignment of this Lease by Tenant (other than to an Affiliate in accordance with Section 14.01), in whole or in part, (4) the sublease by Tenant of all or part of the Premises (other than to an Affiliate in accordance with Section 14.01), (5) the recapture by Landlord of any part of the Premises pursuant to Section 14.03, or (6) the failure of Tenant to timely or properly exercise the Renewal Option.

     29.        RIGHT OF FIRST OFFER.

     29.01 RIGHT OF FIRST OFFER. For purposes of this Lease, "Expansion Space" shall mean the 1,081 rentable square feet located on the 1st floor of the Building contiguous to the Premises, as more particularly shown on Exhibit "G" attached hereto. Subject to credit approval by Landlord (which approval shall not be unreasonably withheld by Landlord [after taking into account all economic factors of this Lease]) and provided Tenant is not in default under this Lease at the time the Expansion Space becomes available, or at any time through and including execution of a lease amendment by Landlord and Tenant for the subject space, Tenant shall have a right of first offer to lease the Expansion Space (the "Right of First Offer"), such right commencing on the Commencement Date of this Lease and expiring on the last day of the third Lease Year, subject to the following conditions. Landlord shall provide Tenant with written notice of the availability of all or a portion of the Expansion Space. Landlord shall provide Tenant with Landlord's quotation of the Base Rent for the Expansion Space, which shall be that monthly base rental rate per square foot which Landlord is willing to quote to and accept from a third party for a lease with respect to the Expansion Space, subject to any additional rent or rent escalation provisions and factors which Landlord is willing to quote to and accept from such third party, including but not limited to, such provisions and factors based on increases in operating costs, taxes and the Consumer Price Index ("Landlord's Expansion Space Rent"). In determining the Base Rent, Landlord shall take into account tenant concessions, such as rent abatements, allowances and improvement costs. Within five (5) business days of such notification, Tenant shall notify Landlord in writing sent certified mail, return receipt requested, with postage prepaid thereon that it elects to exercise its Right of First Offer for the Expansion Space. If Tenant does not so notify Landlord, Tenant will be deemed to have forever waived its Right of First Offer respecting all Expansion Space. Rent for the Expansion Space shall be in the amount of Landlord's Expansion Space Rent, for a term which is coterminous with the term of this Lease. The rights of Tenant under this Article are personal and may not be assigned to or exercised by any other party.

     29.02 TERMS. If Tenant exercises any Right of First Offer, all of the terms and provisions of this Lease shall be applicable to the Expansion Space thereby included in the Premises, except that the annual rate of Base Rent for the Expansion Space, as adjusted based on increases in operating costs, taxes and the Consumer Price Index, if applicable, shall be equal to the amount of Landlord's Expansion Space Rent as defined above.

     29.03 AMENDMENT. If Tenant exercises the Right of First Offer, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the inclusion of the Expansion Space in the Premises on the terms herein provided.

     29.04 CONDITION. Tenant agrees to accept possession of the Expansion Space in as "as is," "where is" physical condition and Tenant shall not be entitled to any credit or allowance or other economic concession from Landlord for the improvement thereof (unless such credit, allowance or concession was included in Landlord's notice setting forth the Base Rent).

     29.05 TERMINATION. The First Offer Right granted in this Lease shall automatically terminate and become null and void upon the earlier to occur of
(1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate in accordance with Section 14.01), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate in accordance with Section 14.01), (5) the recapture by Landlord of any part of the Premises pursuant to Section 14.03, or (6) the failure of Tenant to timely or properly exercise the First Offer Right.

     30.        MOVING ALLOWANCE

     30.01 Landlord agrees to pay Tenant $18,460.00 (such amount being $2.00 per square foot of Rentable Area of the Premises) as an allowance for moving its personal property into the Premises and other related expenses, such as cabling, stationery and other printing and telephone installation. Landlord shall pay such sum to Tenant within thirty (30) days after Tenant accepts possession of and moves into the Premises provided this Lease is then in full force and effect and Tenant is not then in breach or default under this Lease. Tenant, at its sole cost and expense, shall pay all moving expenses relating to Tenant's relocation to the Premises in excess of such allowance.


     IN WITNESS WHEREOF, this Rider has been executed and delivered as of the date first set forth above.

TENANT:                                  LANDLORD:
------                                   --------

KANBAY INCORPORATED, an Illinois         AMERICAN NATIONAL BANK AND TRUST
corporation                              COMPANY OF CHICAGO, not personally, but
                                         solely as TRUSTEE UNDER TRUST NO. 66078


By:  /s/ Authorized Party                By:    /s/ Authorized Party
     --------------------------                ------------------------------
Its: President & CEO                     Its:   TRUST OFFICER
     --------------------------                ------------------------------


This instrument is executed by the undersigned Land Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee. It is expressly understood and agreed that all the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

                                   EXHIBIT "A"

                             FLOOR PLAN OF PREMISES

[GRAPHIC]

                                    EXHIBIT B
                              WORK LETTER AGREEMENT

                            [LANDLORD PERFORMS WORK]
                                   [ALLOWANCE]

     This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Office Lease (the "Lease") between KANBAY INCORPORATED, an Illinois corporation, as "Tenant", and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally, but as Trustee under Trust No. 66078, as "Landlord", relating to demised premises ("Premises") at the building commonly known as 6400 SHAFER, Rosemont, Illinois (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

     For and in consideration of the agreement to lease the Premises and the mutual convenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1. TENANT'S INITIAL PLANS; THE WORK. Tenant desires Landlord to perform certain leasehold improvement work in the Premises in substantial accordance with the plan or plans (collectively, the "Initial Plan") to be prepared by Ross Barney & Jankowski. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Promptly after Landlord's request, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances;
(f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises. Landlord shall not charge a supervision fee in connection with the Work.

     2. WORKING DRAWINGS. If necessary for the performance of the Work and not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3. PERFORMANCE OF THE WORK; ALLOWANCE. Except as hereinafter provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards"). Landlord shall pay for a portion of the "Cost of Work" (as defined below) in an amount not to exceed $166,140.00 (such amount being $18.00 per rentable square foot of the Premises which is to be improved, as described in the Working Drawings) (the "Allowance"), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance. See Insert 3.1 on page 1A. Except as provided in Insert 3.2 on page 1A, Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Initial Plan, Working Drawings and of all labor (including overtime) and materials constituting the Work. Landlord shall not charge a construction supervisory fee for the Work.

     3.1 Tenant acknowledges that the Work shall be performed in two installments (each a "Part" of the Work). The portion of the Allowance available for the initial Part of the Work shall not exceed $73,840.00 (such amount being $8.00 per rentable square foot of the Premises). The portion of the Allowance available for the second Part of the Work shall not exceed $92,300.00 (such amount being $10.00 per rentable square foot of the Premises) and shall not be available prior to the 13th month of the Lease Term. No portion of such Allowance shall be available if Tenant is then in breach or default under the Lease (after the expiration of any applicable notice or cure periods).

     Tenant recognizes and acknowledges that Tenant intends to retain possession of the Premises and occupy and work in the Premises during the performance by Landlord of the second Part of the Work. Tenant understands that such Work will be performed during Tenant's normal business hours and that portion of such Work may be disruptive to Tenant's normal conduct of business. Tenant agrees to permit Landlord to perform such Work in the Premises without interference by Tenant, its employees, guests and invitees, and Tenant agrees to cooperate with all reasonable requests by Landlord in connection therewith. Notwithstanding any other provision of the Lease or this work Letter to the contrary, Tenant waives all claims against Landlord, its employees, agents and/or contractors, arising out of the performance by Landlord of such Work while Tenant is in possession and occupancy of the Premises, including without limitation any claims of constructive eviction.

     3.2 If, after completing all Parts of the Work, it is determined that the aggregate amount of the Allowance exceeds the Cost of the Work and the Additional Work, if any, then within 30 days after Tenant's written request (which shall not be given prior to the 25th month of the Lease Term), Landlord shall pay such excess amount to Tenant, not to exceed $46,150.00, such amount being $5.00 per square foot of Rentable Area of the Premises. Tenant understands, however, that its receipt of such credit is subject to and conditioned on the absence of any breach or default by Tenant under the Lease (after the expiration of any applicable notice or cure periods).

                                  EXHIBIT B
                                     -1A-

     4. PAYMENT. Prior to commencing each Part of the Work, Landlord shall submit to Tenant a written statement of the total Cost of the Work up to and including such Part (which, with respect to the initial Part of the Work, shall include the amount of any overtime projected as necessary to substantially complete the initial Part of the Work Work by the Commencement Date specified in the Lease) as then known by Landlord, and such statement shall indicate the amount, if any, by which the total Cost of the Work up to and including such Part exceeds the then available Allowance (the "Excess Costs"). Tenant agrees, within three (3) days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work, and within 15 days after submission of such statement, Tenant shall also then pay to Landlord an amount equal to the Excess Costs. No Work shall be commenced until Tenant has delivered Authorization proceed. In the event, and each time, that any change order by Tenant, unknown field condition, delay caused by acts beyond Landlord's control or other event or circumstance causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within 15 days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to the Excess Costs, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant.

     5. SUBSTANTIAL COMPLETION. Landlord shall cause the initial Part of the Work to be "substantially completed" on or before the scheduled date of commencement of the term of the Lease as specified in Section 1.05 of the Lease, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the initial Part of the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The initial Part of the Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the initial Part of the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the initial Part of the Work is not deemed to be substantially completed on or before the scheduled date of the commencement of the term of the Lease as specified in
Section 1.05 of the Lease, (a) Landlord agrees to use reasonable efforts to complete the initial Part of the Work as soon as practicable thereafter, (b) the Lease shall remain in full force and effect, (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise), and (d) except in the event of Tenant Delays, and notwithstanding anything contained in the Lease to the contrary, the Commencement Date of the Lease Term as specified in Section
1.05 of the Lease shall be extended to the date on which the initial Part of the Work is deemed to be substantially completed and the Expiration Date of the Lease Term as specified in Section 1.06 of the Lease shall be extended by an equal number of days. At the request of either Landlord or Tenant in the event of such extensions in the commencement and expiration dates of the term of the Lease. Tenant and Landlord shall execute and deliver an amendment to the Lease reflecting such extensions. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

     6. TENANT DELAYS. There shall be no extension of the scheduled commencement or expiration date of the term of the Lease (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

           (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

           (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

           (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

           (iv) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction staging or phasing;

           (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

           (vi)  any other act or omission of Tenant that causes a delay.

     7. ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 10% of the total cost of such

Additional Work as compensation to Landlord for monitoring the Additional Work and for administration, overhead and field supervision associated with the Additional Work and an additional charge payable to Landlord in the amount of 5% of the total Cost of the Additional Work as compensation for Landlord's general conditions (such fee and additional charge being hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall within 5 days after delivery of such TEO to Tenant execute and deliver to Landlord such TEO and shall within 15 days after delivery of such TEO to Tenant pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost). If Tenant fails to timely or properly execute or deliver such TEO or pay the entire cost of such Additional Work, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8. TENANT ACCESS. Landlord hereby grants to Tenant a license to have access to the Premises prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

           (a) Tenant shall give to Landlord a written request to have such access to the Premises not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord; (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

           (b) Such pre-term access by Tenant and its representatives shall he subject to reasonable scheduling by Landlord.

           (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

           (d) Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, convenants, conditions and provisions of the Lease, specifically including the provisions of Section IX thereof (regarding Tenant's improvements and alterations to the Premises), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of other Building services, Tenant shall reimburse Landlord for such extra cost, and/or shall pay Landlord for such elevator service or other building services at Landlord's standard rates then in effect

     9. LEASE PROVISIONS. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

     10.   MISCELLANEOUS.

           (a) This Work Letter shall be governed by the laws of the state in which the Premise are located.

           (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

           (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

           (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

           (e)   The headings set forth herein are for convenience only.

           (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

           (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11. EXCULPATION OF LANDLORD AND HEITMAN. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

           (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate, of which the Premises demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and

           (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), the Tenant shall look solely to the interest of Landlord in the Building and Land; that this lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that neither the Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement dated December 5, 1985 and known as its Trust No. 66078, or against any of the beneficiaries under said Trust Agreement, or their respective agents, on account of this lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the 27th day of March, 1998.


TENANT:                                  LANDLORD:


KANBAY INCORPORATED, an Illinois.        AMERICAN NATIONAL BANK AND TRUST
-------------------------------------    COMPANY OF CHICAGO, not personally, but
corporation                              as Trustee aforesaid

-------------------------------------

By: /s/ Authorized Party                 By: /s/ Authorized Party
   -------------------------                ---------------------------------

Its: President & CEO                     Its:  TRUST OFFICER
    ------------------------                 --------------------------------

                                    EXHIBIT C
                              RULES AND REGULATIONS

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

     2. No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

     3. No sign, picture, plaque, advertisement, notice or other material shall be exhibited, painted, inscribed or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4. The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     5. No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct. Notwithstanding the foregoing, Tenant may hang pictures and other artworks of ordinary weight on the walls of the Premises, using customary methods, without Landlord's consent.

     6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

     7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     8. No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

     9. No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

     10. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

     11. No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

     12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to

Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     13. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors. Landlord will not be responsible for loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

     14. No tenant shall purchase or otherwise obtain for use in the Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

     15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising. No tenant shall use any graphic image of the Building or any part of the Building for advertising or public relations without Landlord's written permission.

     16. Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 7:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord. Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

     17. Any outside contractor employed by any tenant, shall, while in the Building, be subject to the prior written approval of Landlord and subject to the Rules and Regulations of the Building. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

     18. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

     19. The requirements of tenants will be attended to only upon application to the Office of the Building.

     20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     21. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in setting reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

     22. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

     23. There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

     24. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

     25. No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, load containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

     26. Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun's rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

     27. All parking ramps and areas, pedestrian walkways, plazas, and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

     28. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     29. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable "no-smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant's Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord. If required by applicable ordinance, Tenant shall provide smoking areas within Tenant's Premises.

                                    EXHIBIT E
                           Suite Acceptance Agreement

Building Name/Address: ________________________________________________________

Tenant Name: __________________________________________________________________

Tenant Code: __________________________ Suite Number: _________________________

Management's Tenant Contact: ___________________________ Phone: _______________

Gentlement:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with _________________, a representative of _______________________ (name of HPL Corporation). I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:

Lease Commencement Date: __________________,   Occupancy Date _________________

Lease Rent Start Date*: ___________________,   Actual Rent Start*: ____________

Lease Expiration Date: ____________________,   Actual Expiration Date: ________

Date Keys Delivered: ____________________

Items requiring attention: ____________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

* If these dates are not the same, attach documentation.

NOTE: This inspection is to be made prior to tenant move-in.


Very truly yours,


--------------------------------

By:
    -----------------------------

Its:
     ----------------------------

Date:
      ------------------


DISTRIBUTION

Tenant
Tenant Lease File
Leasing Manager:                  _______________________
HPL Document Control:             _______________________
Regional Construction Manager:    _______________________
Regional Engineering Manager:     _______________________

                                    EXHIBIT F

                                LETTER OF CREDIT
              [TO BE RECOPIED ON BANK LETTER OF CREDIT LETTERHEAD]
                                     [DATE]

Heitman Properties, Ltd.,
as agent for American National Bank and
Trust Company of Chicago, as Trustee
under Trust No. 66078

     RE:   IRREVOCABLE LETTER OF CREDIT NO. _______________
           AMOUNT OF LETTER OF CREDIT: $50,000.00
           EXPIRATION DATE: ______________


Gentlemen:

     We hereby issue this Irrevocable Letter of Credit in favor of Heitman Properties Ltd. ("Heitman"), as agent for American National Bank and Trust Company of Chicago, as Trustee under Trust No. 66078 ("Owner"). This Letter of Credit is available against Owner's drafts presented by Heitman at sight drawn on this Bank bearing the clause:

     "Drawn under the [INSERT NAME OF BANK] Letter of Credit Number __________" and accompanied by the following document:

     A written instrument (the "Statement"), signed by an officer of Heitman, stating that either one of the following two (2) events has occurred:

     (1) KANBAY INCORPORATED ("Tenant"), is in breach or default under a Lease (the "Lease") dated as of March 3, 1998 between Owner and Tenant for space at 6400 Shafer Court, Rosemont, Illinois, and Owner is entitled to draw the sum demanded in the accompanying sight draft; OR

     (2) This Letter of Credit is scheduled to expire in less than thirty(30) days from the date of this Statement and Owner has not received from Tenant (i) a substitute letter of credit or an extension of this Letter of Credit acceptable in all respects to Owner or (ii) a cash deposit in the amount of this Letter of Credit.

     The above Statement may be issued by a successor managing or other authorized agent (signed as such) for the premises demised by the Lease if such Statement is accompanied by written notice issued by Heitman authorizing such managing or other authorized agent to issue such Statement.

     This Letter of Credit is transferable. Transfers are restricted to the successor in interest of the Owner as Landlord under the Lease. Any such transfer request must be accompanied by Heitman's or Owner's statement certifying that the transferee (name and address) is such successor in interest.

     We hereby agree with the drawers, endorsers and bonafide holders of all sight drafts drawn in compliance with the terms and conditions of this Letter of Credit that such sight drafts will be duly honored upon presentation and delivery of the sight draft, together with the Statement specified above and this Letter of Credit, if presented as aforesaid. Drafts and Statements will be honored provided that the terms and conditions of this Letter of Credit are complied with.

     We hereby agree that partial drawings are permitted under this Letter of Credit.

     We hereby agree that this Letter of Credit shall be effective as of the date hereof and shall continue in effect until the close of business on its
expiration date of           , 199 .

     We agree that sight drafts drawn in compliance with the terms and conditions of this Letter of Credit may be negotiated at any time while this Letter of Credit remains in effect.

     The credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 revision), International Chamber of Commerce-Publication 400.

                                               Very truly yours,

                                               (NAME OF BANK)

                                               By:
                                                      --------------------------
                                               Title:
                                                      --------------------------

                                   EXHIBIT "G"

                          FLOOR PLAN OF EXPANSION SPACE

[GRAPHIC]

                                    EXHIBIT H
                                 HVAC STANDARDS

     The ventilation air-cooling and heating system for the Building is designed to provide temperature conditions within the following ranges: (i) no greater than +78 DEG. Fahrenheit (hereinafter "F") where the outside temperature is greater than +94 DEG. F and (ii) no lower than +68 DEG. F and no greater than +76 DEG. F where the outside temperature is less than +95 DEG. F. Such system specifications assume customary density and the absence of heat generating equipment that might affect the temperature condition.

                                   EXHIBIT "I"
                            JANITORIAL SPECIFICATIONS

1.   SCOPE

     A.   COVERAGE:

          The Contractor shall perform the following specified services throughout the entire premises, including all office space, lobbies, corridors, basement areas, stairways, loading docks, lavatories, passageways, service and utility areas, and elevator cabs, and shall render cleaning of tenant's lunch areas, computer rooms and other areas if Landlord is obligated to maintain such areas. MECHANICAL AREAS ARE INCLUDED AT THE DISCRETION OF THE OWNER.

     B.   QUALITY:

          The intent of this specification is that the Contractor will provide cleaning services of character customarily provided in first class office buildings in Metropolitan Chicago, whether such services requested by the Owner or a tenant of the Owner. Owner to be sole judge of said quality and required frequency of services to be provided herein.

2.   GENERAL

     A.   SCHEDULE:

          All nightly cleaning services shall be performed five (5) nights per week, Monday through Friday. No nightly services (except makeup work required or specified herein) need be performed on Saturday, Sunday, or legal holidays, unless directed by Owner. Nightly cleaning operations will begin after 5:00 p.m.,

     B.   SUPERVISION:

          Contractor shall employ competent supervisory personnel, in addition to the non-working Supervisor in the building who will be capable of and will provide all reports required by Owner. The Supervisor shall provide schedules of all periodic cleaning, inspect the building on a regular basis, investigate all tenant complaints, report all items needing repair or maintenance, and generally supervise the entire cleaning of the building. He will also see to it that all employees report repairs needed, or any other unusual or unsafe condition they encounter.

     C.   UNIFORMS & EQUIPMENT:

          Contractor shall employ on the premises only persons skilled and trained in the work assigned to them. Contractor shall promptly furnish substitute qualified persons for any employees that, in the sole opinion of the Owner, are unsatisfactory. All contractor personnel shall be bonded, and Contractor shall pay all wages, payroll taxes and insurance, and all payments required by union contracts, if any.

     D.   PERSONNEL:

          Contractor shall furnish proper cleaning materials, implements, machinery, supplies and uniforms for the satisfactory performance of all services. Owner shall have the right to determine what is satisfactory performance. All Contractor personnel shall be properly uniformed and display the individual's photo I.D.'s identifying the individual and Contractor at all times. Owner shall have the right to select and/or approve uniforms worn by personnel in the building.

     E.   STORAGE:

          Owner shall provide Contractor with free space on the premises for storage of cleaning materials, implements, and machinery, and for locker and changing areas. Full length lockers, tables, chairs, receptacles, locking key cabinet, mirrors and other such items as Owner may request (from time to time) are to be supplied by Contractor at Contractor's expense.

     F.   RULES

          Contractor shall at all times maintain good order among its employees and shall insure compliance with building rules and regulations, copies of which shall be provided by the Owner at Contractor's request.

     G.   SECURITY:

          While cleaning the tenanted areas, Contractor's personnel will work behind locked doors and will not admit anyone into the suite, except authorized Contractor or Owner personnel, or tenants having keys to the suite. On completion of nightly chores, all lights will be turned off, doors locked, draperies and blinds closed, and offices left in a neat and orderly condition. Lids or seats on all toilets will be left in a raised position. All map sinks, locker areas and other service areas will be cleaned thoroughly, and all cleaning equipment neatly stored in a central location. The Building Manager or Chief Engineer or Security Guards will be promptly notified of any irregularities. All night personnel will be required to sign in and out every night at the beginning and end of their shift in a book provided by Owner at the Security Console.

GROUND AND LOWER FLOOR (CONCOURSE) LOBBIES

     A.   NIGHTLY:

     1. UNCARPETED FLOORS. Hard-surface floors are to be swept and dust mopped, using a wet-mop with clear water and then dried. All mop marks and water splashes will be removed from walls, baseboards and furniture, and all furniture and fixtures replaced to their original position when mopping is completed. All granite floors will be machine buffed entirely, using an approved spray-on solution to obtain maximum shine.

     2. CARPETED FLOORS. All carpeted floors are to be vacuumed and edged with edging tool, moving all sand urns, furniture and accessories. Baseboards will be wiped with a treated dust cloth after vacuuming. Carpet and baseboards will be spot-cleaned where necessary.

     3. WALLS AND DOORS. All walls, doors and jambs will be spot-cleaned to remove all fingerprints, smudges and spills.

     4. LOBBY GLASS. All glass windows, doors, interior and exterior of entrance doors, glass partitions and directory board glass will be wiped clean using an approved glass cleaner, and all glass will be left in a bright condition, free of dust and streaks.

     5. MISCELLANEOUS METALWORK. All metalwork, such as mail chutes and boxes, door hardware, door plates and names, metal lettering, security console, cigarette urns, etc., will be wiped clean and polished and left in a bright condition, free of dust and streaks.

     6. ELEVATOR DOORS AND SADDLES. Elevator doors will be wiped down and polished, and left in a bright condition, free of all dust and streaks. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks suing a vacuum crevice tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition.

     7. RUBBER MATS. Pedi-mats and rubber mats are to be vacuumed. Rubber mats are to be rolled up, and removed from Lobby Floor each night. Pedi-mats are to be shampooed as often as necessary as required by Owner.

     8. CIGARETTE URNS. Clean all urns, remove all butts and debris and replace sand as necessary.

     9. DUSTING. All horizontal surfaces and elevators within reach, are to be dusted nightly using treated dust cloths. No feather dusters will be allowed.

B.   WEEKLY:

     1. UNCARPETED FLOORS. All uncarpeted floors will be wet-mopped dried and spray buffed. All wax and marks will be removed from baseboards. Floors and baseboards to be left in a uniformly bright, clean condition.

     2. CARPETED FLOORS. All carpeted floors will be vacuumed using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

     3. GLASS PARTITIONS AND DOORS. All interior glass (excluding perimeter Windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.

C.   MONTHLY

     1. HIGH DUSTING. All high-dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces. All high hat fixtures will be wiped down to eliminate any dust or fingerprints.

     2. DOORS AND JAMBS. All painted doors and jambs will be sponged down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks or smudges.

     3. CARPETED FLOORS. Shampoo and extract. Carpets will be destaticized semi-annual (as required by Landlord) and flame-proofed, if and as required by law.

D.   QUARTERLY.

     1.   All air diffusers will be thoroughly dusted and wiped clean.

     2. LOBBY FLOORS. The granite floors will be stripped completely free of any wax, sealer, or other finish, and an approved sealer will be applied. The stripping and sealing, due to the length of the process, will be performed on a weekend basis only. The Contractor will be required to make the necessary arrangements for a weekend crew that will be able to complete the entire lobby floor during said scheduled weekend. When completed, the surfaces shall have a uniformly clean appearance.

E.   SEMI-ANNUALLY

     1. All granite walls will be sponged and rinsed down with clean water and dried, leaving no streaks, marks or smudges.

     2.   Wipe clean all surfaces of ceiling grilles and air louvres.

F.   ANNUALLY

     1. AIR DIFFUSERS. All air diffusers will be thoroughly washed and dried and left in a clean condition as often as necessary, but not less often than each twelve months.

     2.   WOOD DOORS. Unpainted (oiled) doors will be thoroughly cleaned.

3.   PUBLIC AREAS
     (Including, but not limited to, all men's and women's lounges and all lobbies, and freight elevator corridors (on all floors) above first floor, and men's and women's lounges.)

     A.   NIGHTLY:

          1. CARPETED FLOORS. All carpeted floors are to be vacuumed and edged with edging tool, moving all sand urns, furniture and accessories. Baseboards will be wiped with a treated dust cloth after vacuuming. Carpets and baseboards will be spot-cleaned where necessary.

          2. UNCARPETED FLOORS. All hard-surfaced floors are to be mopped with a treated dust mop and maintained as needed to preserve and retain uniformly bright appearance, with particular attention to edges, corners and behind doors. All spills and stains will be removed with damp mop or cloth. Baseboards will be wiped down with treated dust cloth.

          3. WALLS. All walls will be spot-cleaned to remove all smudges, stains and handmarks, using only clean water, or mild cleaning agent where necessary. When soap or cleaner is used, the wall will be rinsed with clear water and dried. No abrasive cleaner is to be used. All baseboards and holdings will be spot-cleaned where necessary.

          4. DOORS AND JAMBS. All doors and jambs will be spot-cleaned to remove any handmarks, stains, spills or smudges. Rinse with clear water and dry. Door edges and jambs will be dusted where necessary. When completed, doors and jambs shall have a uniformly clean appearance.

          5. GLASS, DOORS AND PARTITIONS. All glass doors, interior and exterior, and partitions, including any directory glass, will be spot-cleaned to remove any fingerprints, smudges or stains and will be left in a uniformly bright, clean condition.

          6. MISCELLANEOUS METALWORK. All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and polished and left in uniformly clean and bright condition, from of all dust and streaks.

          7. ELEVATOR DOORS AND SADDLES. Elevator doors and frames will be wiped down and polished, removing all dust, marks, and stains, and left in a uniformly clean and bright condition. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks, using vacuum and edging tool. Spills and smudges will be removed so that saddles and tracks are left in a bright, clean condition.

          8. CIGARETTE URNS. Clean all cigarette urns, removing all dust and debris and replace sand when necessary. Materials to be furnished by contractor.

          9. DUSTING. Dust all furniture, accessories, ledges, and all other horizontal surfaces, using a treated dust cloth. No feather dusters will be allowed. All surfaces to be left in a clean, dust-free condition. Spot-clean as necessary.

          10. FURNITURE AND MISCELLANEOUS. All furniture is to be wiped, using a treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot cleaned where necessary, cloth to be vacuumed as necessary.

     B.   WEEKLY:

          1. UNCARPETED FLOORS. All hard-surfaced floors will be wet-mopped. All wax and marks will be removed from baseboards. Floors and baseboards to be left in a uniformly bright, clean condition.

          2. GLASS PARTITIONS GLASS DOORS AND GLASS SIDE LITES. All interior glass (excluding perimeter windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.

          3. CARPETED FLOORS. All carpeted floors will be vacuumed using a pile lifter to remove all embedded dirt and grit and restore pile to a uniformly upright condition.

     C.   MONTHLY:

          1. HIGH DUSTING. All high-dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but not be limited to, all ledges, charts, picture frames, graphs, air diffusers, and other horizontal surfaces. All high hat fixtures will be wiped down to eliminate any dust and fingerprints.

          2. DOOR AND JAMBS. All painted doors and jambs will be sponged down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks, or smudges.

          3. CARPETED FLOORS. All carpeted floors will be vacuumed using a pile lift to remove all embedded dirt and gut and restore pile to a uniformly upright condition.

     D.   QUARTERLY:

          1. CARPETED FLOORS. Shampoo and extract. Carpets will be destaticised (as required by Landlord) and flame-proofed, if and as required by law.

          2.   Wipe clean all surfaces of ceiling grilles and air louvers.

          3. UNCARPETED FLOORS. All uncarpeted floors will be completely stripped, removing all finish down to the base clean floor. After the floors have been mopped, rinsed and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jambs and walls.

     E.   ANNUALLY

          1. AIR DIFFUSERS. All Air diffusers will be thoroughly washed and dried and left in clean condition as often as necessary, but not less than quarterly.

          2. WOOD DOORS. Unpainted (oiled) doors will be thoroughly cleaned and oiled as often as necessary, but not less than once a year.

4.   ELEVATORS

     A.   NIGHTLY:

          1. CARPETS. All elevator carpets will be vacuumed and spot cleaned nightly, using particular care to clean in corners along edges.

          2. SADDLES. All saddles and door tracks will be wiped clean, removing all dirt and stains, dirt and debris removed from door tracks, using vacuum and edging tool. Saddles and tracks will be left in a uniformly bright, clean condition.

          3. WALLS AND METALWORK. All marks, streaks, and smudges will be removed, and all walls (including formica walls,) doors (interior and Exterior), and jambs will be wiped down and polished to a uniformly bright appearance, including door jambs, edges, and ceiling grills. The telephone box will be cleaned inside and out.

          4.   CEILING. Elevator ceilings will be spot cleaned nightly.

     B.   MONTHLY:

          1. CARPETS. Elevator carpets will be steam-cleaned or dry shampooed as often as necessary to maintain even appearance, but not less than once per month. Carpets will be destaticized (as required by Landlord) and flame-proofed if and as required by law.

          2. DUSTING. Ceiling grills and light, leases will be removed, dusted and wiped clean and reinstalled. All high-dusting will be done at this time.

          3. CEILING. Entire elevator ceilings will be thoroughly washed and wiped down each month.

5.   RESTROOMS

     A.   NIGHTLY:

          1. FLOORS. Floors will be swept clean and wet-mopped using a germicidal detergent approved by owner. The floors will then be mopped dry and all water marks and stains wiped from walls and metal partition bases. Water and germicidal solution to be changed on each floor.

          2. METAL FIXTURES. Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins), towel dispensers, receptacles, and any other metal accessories. Mirrors will be cleaned and polished. Contractor shall use only nonabrasive, non-acidic material to avoid damage to metal fixtures.

          3. CERAMIC FIXTURES. Scour, wash and disinfect all basins, bowls and urinals with owner approved germicidal detergent solution, inspect and clean areas of difficult access, such as the underside of toilet bowl rings and urinals to prevent building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with approved germicidal solution and wipe dry. Toilet seats to be left in the upright position.

          4. WALLS AND METAL PARTITIONS. Damp Wipe all metal toilet partitions and modesty screens and tiled walls using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance. Dust the top edges of all partitions, ledges and mirror tops.

     B.   WEEKLY

               1. FLOORS. All restroom floors will be machine buffed, using a germicidal solution, detergent and water. All buffing floors will be rinsed with clear water and dried. All water marks will be removed from walls, partitions and fixtures. If directed by Owner, an approved floor finish will be applied.

               2. FLOOR DRAINS. Clean, disinfect, and fill with water at least weekly.

     C.   MONTHLY:

          1. WALLS AND METAL PARTITIONS AND WASHABLE CEILING. Remove light lenses and ceiling grills where possible. Wash thoroughly, dry, and replace. This will be done as often as necessary, but not less than quarterly.

          2. WALLS. Thoroughly wash and wipe dry ceramic tile walls each month.

     D.   QUARTERLY.
          Strip all restroom floors, machine scrub and re-seal. If Owner directs, the frequency of this, stripping will increase to provide a uniform clean appearance at all times.

6.   TENANTED AREAS

     A.   NIGHTLY:

          1. CARPETED FLOORS. All carpeted floors will be carefully vacuumed daily, moving all light furniture such as chairs and cigarette stands. All furniture will be replaced to its original position. Vacuum under all desks and large furniture, where possible.

          2. UNCARPETED FLOORS. All hard-surfaced floors will be dust-mopped nightly, using a treated dust mop, moving all light furniture. All furniture will be replaced to its original position. Mop under all desks and large furniture, where possible. Spot clean where necessary to remove spills and smudges and spray buff as necessary.

          3. DUSTING. Using a treated dust cloth, wipe all furniture tops, legs and sides. Wipe clean telephones, moving lamps, ash trays, and other accessories. Dust wipe all horizontal surfaces within reach, including window ledges, moldings and sills on glass and banker-type partitions. Papers left on desk tops will not be moved.

          4. FURNITURE AND ACCESSORIES. Wipe file cabinet telephones and accessories to remove steaks, stains, spills and fingermarks. Wash blackboards and chalk trays. Empty and clean all waste baskets and replace liners where necessary. Liners to be provided by Contractor.

          5. DESK TOPS. Clean with a mild soap solution, all steel desk tops and polish wooden desks and furniture as required. Clean tops of all glass topped furniture.

          6. DOORS AND WALLS. All doors, jambs, walls, window mullions and glass partitions will be spot-cleaned to remove streaks, smudges, fingermarks, spills and stains, paying particular attention to walls around switchplates and door jambs and doors around knob opening edges.

          7. TRASH REMOVAL. Empty and clean all waste receptacles, and remove waste paper and replace liners in each receptacle. Dust interiors of receptacles and wash as necessary.

          8. STAIRWAYS. Dust mop all private stairways and vacuum, if carpeted.

          9. PRIVATE WASHROOMS. Clean and sanitize all private washrooms, including toilets, related plumbing fixtures, mirrors, and other cleanable surfaces.

     B.   WEEKLY:

          1. CARPETED FLOORS. All carpeted floors will be edged with a small broom or other edging tool, paying particular attention to corners, behind doors and around furniture legs and bases. Baseboards will be wiped with a treated dust cloth and spot cleaned where necessary.

          2. UNCARPETED FLOORS. All hard-surfaced floors will be spray buffed with an electric rotary buffing machine as necessary. All wax marks will be removed from baseboards, doors and frames.

          3. FURNITURE. Wipe with treated dust cloth, all chair legs and rungs and furniture legs and other areas of furniture and accessories not dusted during the nightly dusting.

          4. BRIGHT WORK. Wipe clean all bright work, including but not limited to chrome hardware.

     C.   MONTHLY:

          1. HIGH-DUSTING. All horizontal surfaces and ledges such as picture frames, etc., that are beyond the reach of normal nightly dusting, will be dusted monthly using a treated dust cloth.

          2. GLASS PARTITIONS AND DOORS. All glass doors and partitions will be thoroughly washed, dried and polished, but not less than once a month. All water marks and stains will be wiped from adjoining surfaces.

     D.   QUARTERLY:

          1. FABRIC FURNITURE. Thoroughly vacuum all fabric furniture every three months to maintain a clean and dust free appearance.

          2.   BASEBOARDS. Wash all baseboards every three months.

          3. VENETIAN BLINDS. Clean and dust venetian blinds at least once every three months and dust more frequently if required, to maintain a clean and dust free appearance.

          4. CARPETED FLOORS. All carpeted corridors and heavy traffic areas on each tenant space will be vacuumed using a pile lifter on a bi-monthly basis and the balance of the tenant space will be completed quarterly in order to restor pils to its original upright condition and remove all embedded grit and dirt. Heavy traffic areas may require pile lifting more often, if necessary, to maintain presentable condition of the carpet.

          5. UNCARPETED FLOORS. All uncarpeted floors will be completely stripped, removing all finish to the bare clean floor. After the floors have been mopped, rinsed, and dried, they will be refinished and machine polished to a uniformly bright, clean appearance. All wax spills and splashes will be removed from baseboards, doors, jashs, and walls.

          6. WASTE BASKETS. As requested by Owner or Tenant, thoroughly wash waste baskets inside and out, dry and replace to their original position using plastic liners, furnished by Contractor.

7.   JANITORIAL CLOSETS AND STORAGE ROOMS

     All janitors closets, mop sinks, storage rooms, restrooms, lunchrooms, work areas provided by Owner for use of Contractors personnel, will be kept in a neat, clean and orderly condition at all times. Mop sinks and the area immediately adjacent will be thoroughly cleaned immediately after each use. The restrooms will be maintained in the same condition as the public restrooms. Before leaving the premises each night, all of the service areas will be dust-mopped and spot cleaned, where necessary but not less often than every sixty days. Concrete floors will be dust-mopped nightly and wet-mopped monthly. All doors and walls will be spot-cleaned nightly.

8.   TENANT STORAGE AREAS - LOWER LEVEL

     All concrete floors in storage areas and adjacent corridors (not lockers) will be kept in a neat, clean and orderly condition, free from dirt, dust and debris. These areas will be checked daily and swept, using sweeping compound as necessary, but not less than once per month, or as needed. ANY DISCREPANCIES, SAFETY OR FIRE HAZARDS WILL BE REPORTED TO THE BUILDING MANAGER.

9.   STAIRWALLS

     A.   DAILY:

     1. CARPETED. All tenant and common area carpeted stairs and landings will be vacuumed at least once daily to remove all dust, litter and footprints and spot-cleaned, as necessary, to remove all spills and stains.

     2. UNCARPETED. All uncarpeted stairs and landings will be swept with a treated dust mop daily and spot-cleaned, as necessary, to remove all spills and stains.

     B.   MONTHLY:

          1. UNCARPETED. All uncarpeted stairs and landings will be wet mopped and dried monthly.

          2. DUSTING. All risers, handrails, stingers, baseboards, light fixtures and all horizontal ledges and surfaces will be wiped with a treated dust cloth.

     C.   QUARTERLY:

          1. HIGH-DUSTING. All high-dusting, including but not limited to, door closers and all other surfaces not reached during normal dusting operations, will be dusted or cleaned, as necessary, but not less often than each three months.

10.  SPECIAL AREAS
     A.   GROUND FLOOR TENANTS
          These specifications shall include ground floor and concourse floor tenants if specifically required by Owner. If cleaning of ground floor or concourse tenant space by Landlord is not required, then the Contractor may negotiate directly with the Tenant for cleaning of space.

     B. PRIVATE RESTROOMS, KITCHEN, LUNCHROOMS, AND COMPUTER ROOMS. Cleaning of these special areas is included as part of these specifications, insofar as the owner is required to maintain such areas.

11.  DAY SERVICES
     A. Performed by Owner's personnel. However, if required by Owner, Contractor will provide day services at an additional cost to the Owner.

                        SECOND AMENDMENT TO OFFICE LEASE

     THIS SECOND AMENDMENT TO OFFICE LEASE (this "Amendment") is made this 15th day of March, 1999, by and between 6400 SHAFER COURT, L.L.C., a Delaware limited liability company ("Landlord"), and KANBAY, INCORPORATED, an Illinois corporation ("Tenant").

                                   WITNESSETH:

     A. Landlord's predecessor in title and Tenant entered into a certain Office Lease (the "Original Lease") dated March 27, 1998, whereby Landlord's predecessor in title leased to Tenant certain premises (the "Original Premises") consisting of approximately 9,230 rentable square feet of office space located on the first floor (known as Suite No. 100) of that certain building (the "Building") known as 6400 Shafer, located at 6400 Shafer Court, Rosemont, Illinois, for a five (5) year lease term to expire on March 31, 2003.

     B. Landlord's predecessor in title and Tenant entered into a certain First Amendment to Office Lease (the "First Amendment") dated April 22, 1998, whereby Landlord's predecessor in title leased to Tenant certain additional premises (the "First Additional Space") consisting of 1,081 rentable square feet of office space on the first floor (known as Suite 125) of the Building, for a lease term to expire on March 31, 2003. The Original Lease, as amended by the First Amendment, is hereinafter called the "Lease". The Original Premises and the First Additional Space is hereinafter called the "Existing Premises".

     C. Landlord acquired title to the aforesaid building and succeeded to the interest of the landlord under the Lease.

     D. Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space in the Building, as set forth below.

     NOW, THEREFORE, in consideration of the foregoing preambles and the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

     1. DEFINED TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined herein shall have the same meaning as is ascribed to such capitalized term in the Lease.

     2. SECOND ADDITIONAL SPACE. Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of approximately 4,817 rentable square feet of office space and known as Suite 320 (the "Second Additional Space") located on the third floor of the Building, as shown on the plan attached hereto as Exhibit "A". The Second Additional Space is leased to Tenant subject to all of the same terms and provisions as are contained in the Lease, except as otherwise set forth herein. The Second Additional Space is leased for a lease term commencing on April 1, 1999 (the "Second Additional Space Commencement Date") and expiring on March 31, 2003, unless sooner terminated as provided in the Lease and subject to renewal as is provided in Paragraph 6 below. The Second Additional Space Commencement Date is subject to extension as is provided in Paragraph 5(b) of Exhibit B attached hereto. From and after the Second Additional Space Commencement Date, the term "Premises", as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to the Existing Premises plus the Second Additional Space. There shall be no moving allowance payable for or in respect to the Second Additional Space.

     3.   BASE RENT.

     (a) Commencing as of the Second Additional Space Commencement Date, Tenant shall pay Base Rent for the Second Additional Space in the following amounts for the following periods:

                       SECOND ADDITIONAL SPACE (4.817 RSF)

                                         RATE OF ANNUAL
                                        RENT PER RENTABLE    RATE OF ANNUAL   RATE OF MONTHLY
               PERIOD                      SQUARE FOOT          BASE RENT        BASE RENT
               ------                      -----------          ---------        ---------
Second Additional Space Commencement
           Date - 3/31/00                  $    13.00         $  62,621.04      $  5,218.42
         4/01/00 - 3/31/01                      13.50            65,029.56         5,419.13
         4/01/01 - 3/31/02                      14.00            67,437.96         5,619.83
         4/01/02 - 3/31/03                      14.50            69,846.48         5,820.54

Base Rent for the Existing Premises shall not be affected by this Amendment.

     (b) Tenant shall remain obligated to pay Rent Adjustment for the balance of the Lease Term, as provided in the Lease, provided that effective as of the Second Additional Space Commencement Date, Tenant's Percentage Share set forth in Section 1.08 of the Original Lease shall be changed from "6.21%" to "9.113%".

     4. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Second Additional Space, the Existing Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Second Additional Space, the Existing Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as set forth in the Work Letter Agreement attached hereto as Exhibit B.

     5. BROKER. Tenant represents and warrants to Landlord that except for Prime Group Realty Services, Inc. ("Prime"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Prime.

     6. RENEWAL OPTION. The Renewal Option set forth in Article 28 of the Original Lease shall be applicable to the Second Additional Space, which shall be part of the Premises demised under the Lease for purposes of such Article 28.

     7. CONFLICT. In the event of any conflict between the terms or provisions of the Lease and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

     8. EFFECT OF AMENDMENT. As amended by this Amendment, the Lease shall remain in full force and effect.

     9. SUBMISSION. Submission of this Amendment by Landlord or its agent to Tenant or its agent or representative, for examination and/or execution shall not constitute a reservation of or option for the Second Additional Space or in any manner bind Landlord and no obligation on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord, or its agent or representative, shall constitute an irrevocable offer by Tenant to enter into the transactions described herein, which offer may not be revoked by Tenant for fifteen (15) business days after such delivery.

     10. CONDITION TO EFFECTIVENESS OF AMENDMENT. This Amendment is subject to and conditioned upon Landlord and National Insurance Crime Bureau, an Illinois non-for-profit corporation ("NICB"), the existing tenant of the Second Additional Space, entering into a lease termination agreement (the "NICB Agreement") on terms and conditions acceptable to Landlord, whereby the lease term of the lease of NICB for the Second Additional Space is terminated effective as of March 31, 1999. If the NICB Agreement is not fully executed on or before March 31, 1999 for any reason whatsoever, then either party may terminate this Amendment by giving a written notice of termination to the other party at any time after March 31, 1999 but prior to the date (if any) upon which the NICB Agreement is fully executed. If this Agreement is terminated under this Paragraph 10, then neither party shall have any further rights or obligations under this Amendment and the Lease shall continue in full force and effect with respect to the Existing Premises.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

TENANT:                                 LANDLORD:

KANBAY INCORPORATED, an Illinois        6400 SHAFER COURT, L.L.C., a Delaware
corporation                             limited liability company

                                        By:  PRIME GROUP REALTY, L.P., a
                                             Delaware limited partnership, its
                                             Managing Member

By: Authorized Party                         By:  PRIME GROUP REALTY TRUST, a
    ----------------------------------            Maryland real estate
Title: VP & CFO                                   investment trust, its Managing
       -------------------------------            General Partner

                                                  By:
                                                      --------------------------
                                                  Title:
                                                         -----------------------

                                                  By:
                                                      --------------------------
                                                  Title:
                                                         -----------------------

                                   EXHIBIT 'A'

[GRAPHIC] FLOOR PLAN OF PREMISES

                                                                       ALLOWANCE

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

                                                                  March 15, 1999

TO:  Kanbay, Incorporated
     6400 Shafer Court
     Rosemont, Illinois 60018

     RE:   SUITE NO. 320 LOCATED AT 6400 SHAFER COURT, ROSEMONT, ILLINOIS

Ladies and Gentlemen:

     Simultaneously with the execution of this Work Letter Agreement, you ("Tenant") and 6400 SHAFER COURT, L.L.C., a Delaware limited liability company ("Landlord") are entering into a Second Amendment to Office Lease (the "Amendment") pertaining to the space referred to above (the "Second Additional Space"). Each capitalized term used as a defined term in this Work Letter Agreement but not otherwise defined herein shall have the same meaning as is ascribed to such capitalized term on the Amendment.

     In consideration of the covenants contained in this Work Letter Agreement and in the Amendment, Landlord and Tenant agree as follows:

     1. PLAN. Tenant desires Landlord to perform certain leasehold improvement work (the "Work") in the Second Additional Space pursuant to a plan (the "Plan") for the Work to be prepared by EDI Architecture, Ltd., (the "Architect"). Tenant shall cause the Plan to be prepared by the Architect and submitted to Landlord on or before March 22, 1999. The Work and the Plan shall be subject to approval by Landlord and Tenant, but neither such approval by Landlord nor approval by Landlord of the "Working Drawings" (as defined in Paragraph 2 below) nor Landlord's recommendation of the Architect to Tenant, nor whether Landlord has retained or used the Architect for other projects in the Building, shall (i) constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Second Additional Space, or (ii) create any liability or responsibility on the part of Landlord for compliance with applicable statutes, ordinances, regulations, laws, codes and industry standards, including, without limitation, any and all statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the Americans with Disabilities
Act).

     2. WORKING DRAWINGS. If necessary for the performance of the Work, Tenant, at its expense, shall cause the Architect to prepare and deliver to Landlord on or before March 31, 1999, full, final, complete and stamped construction drawings (including, without limitation, architectural, mechanical
(HVAC), electrical, plumbing and fire/life safety drawings) (collectively the "Working Drawings") based upon and consistent with the Plan, which Working Drawings shall be in such form and detail as shall enable Landlord and its contractors to obtain any necessary building permits for the Work and to perform the Work. The Working Drawings shall be subject to the written approval of Landlord. Landlord will give Tenant a written notice within fifteen (15) business days after Landlord's receipt of the Working Drawings of either Landlord's approval of same or the revisions thereto which Landlord requires prior to approving the Working Drawings. If any revisions are so required, Tenant shall cause the Architect to make such revisions and Tenant shall deliver the revised Working Drawings to Landlord within five (5) days after the date upon which Landlord gives Tenant Landlord's notice of required revisions. Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord.

                              EXHIBIT B - Page 1

     3. PERFORMANCE OF THE WORK. Except as hereinafter provided to the contrary, Landlord shall perform the Work shown on the Plan and Working Drawings using (except as may be stated or shown in the Plan or the Working Drawings) building standard materials and quantities ("Building Standards"). Landlord shall pay for a portion of the cost of the Work in an amount not to exceed $6.00 per rentable square foot of the Second Additional Space which is improved (the "Allowance") and Tenant shall pay for any and all costs and expenses associated with the Work (including, without limitation, such additional expenses which result from any special work, materials, finishes or installations required by Tenant, unforeseen field conditions, or from any delays in the Work occasioned by Tenant) in excess of the Allowance. Tenant shall not be entitled to any credit or payment from Landlord for any portion of the Allowance not utilized by Tenant.

     4. PAYMENT. Prior to commencing the Work, Landlord will submit to Tenant a written statement of the cost of that portion of the Work to be paid for by Tenant, which cost shall include Landlord's standard add-on charge for Landlord's field supervision, administration and overhead. Tenant agrees, within three (3) days after submission to it of such statement of cost, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with that portion of the Work to be paid for by Tenant, and Tenant shall also then pay to Landlord the amount set forth in Landlord's statement. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of the preceding sentence shall be deemed to be delays caused by Tenant. No Work shall be commenced until Tenant has fully complied with the preceding portions of this Paragraph 4. If at any time or from time to time during construction Landlord determines that the cost of the Work will exceed the estimate, then Tenant shall immediately pay such increase to Landlord and Landlord may stop performance of the Work until such increase is paid (and any such work stoppage shall be deemed to be a delay caused by Tenant).

     5.   SUBSTANTIAL COMPLETION.

          (a) Landlord shall use commercially reasonable efforts to cause the Work to be "substantially completed" on or before the Second Additional Space Commencement Date, subject to delays described in Section 27.04 of the Original Lease and delays described in Paragraph 6 of this Work Letter Agreement. The Work shall be considered "substantially completed" for all purposes under this Work Letter Agreement and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been completed (except for minor finish-out and "punchlist" items) in substantial compliance with the Plan and, if applicable, the Working Drawings, or when Tenant first takes occupancy of the Second Additional Space, whichever first occurs. When Landlord is of the opinion that the Work is substantially completed, then Landlord shall so notify Tenant. Tenant agrees that upon such notification, Tenant will promptly (and not later than three (3) days after the day of Landlord's notice and in any event prior to Tenant moving its equipment and property into the Second Additional Space) inspect the Second Additional Space and execute Landlord's standard punch list ("Punch List") which shall identify any uncompleted portions of the Work. Tenant agrees that at the request of Landlord from time to time thereafter, Tenant shall promptly furnish to Landlord a revised Punch List reflecting the completion of any prior Punch List items. It is mutually agreed that if the Punch List or any revised Punch List consist only of items the non-completion of which would not materially impair Tenant's use or occupancy of the Second Additional Space or the Work is otherwise substantially completed, then, in such event, the Second Additional Space shall be deemed to be complete and Tenant will acknowledge in writing that the Second Additional Space are complete and accept possession of the Second Additional Space. If Tenant fails to conduct such inspection or execute the Punch List, Landlord is authorized to complete and sign the Punch List on behalf of Tenant, which as so completed shall be binding upon Tenant.

          (b) If the Work is not substantially completed on or before the Second Additional Space Commencement Date by reason of any delay (other than a delay specified in Paragraph 6 below), the Amendment shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the Second Additional Space Commencement Date shall be extended (subject to Paragraph 6 below) to the date on which the Work is substantially completed but the expiration date of the lease term for the Second Additional Space shall not be extended.

                              EXHIBIT B - Page 2

     6. TENANT DELAYS. There shall be no extension of the Second Additional Space Commencement Date (as permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

          (a) the failure of Tenant to furnish the Plan required under Paragraph 1 above on or before the date stated in Paragraph 1 or the failure of Tenant to furnish the Working Drawings required under Paragraph 2 above on or before the date stated in Paragraph 2;

          (b) the failure of Tenant to comply with the requirements of Paragraph 4 above;

          (c) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards;

          (d) the performance of any other work in the Second Additional Space by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work;

          (e)  any other act or omission of Tenant.

     7. ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work specified in the Plan and Working Drawings (the "Additional Work"), Landlord may, at its election, perform the Additional Work, at Tenant's sole cost and expense. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work which cost shall include Landlord's standard add-on charge for Landlord's field supervision, administration and overhead and a proposed Tenant Extra Order (the "TEO") for Additional Work in the standard form then in use by Landlord. If Tenant shall fail to enter into said TEO within one (1) week after Tenant's receipt thereof, Landlord shall proceed to do only the Work specified in the Plan and Working Drawings. Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire cost of the Additional Work as shown in the statement delivered by Landlord.

     8. TENANT ACCESS. Landlord, in Landlord's discretion and upon request by Tenant, may grant to Tenant and Tenant's agents a license to enter the Second Additional Space prior to the Second Additional Space Commencement Date in order that Tenant may do other work required by Tenant to make the Second Additional Space ready for Tenant's use and occupancy. It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

          (a) Tenant shall give to Landlord not less than five (5) days' prior written notice of its request to have such access to the Second Additional Space, which notice shall contain and/or shall be accompanied by: (i) a description of and schedule for the work to be performed by those persons and entities for whom and which such access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Second Additional Space; (iii) copies of all contracts pertaining to the performance of the work for which such early access is being requested;
     (iv) copies of all plans and specifications pertaining to the work for which such access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance (in amounts and with insured parties satisfactory to Landlord) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with such work; and (vii) assurances of the availability of funds sufficient to pay for all such work. All of the foregoing shall be subject to Landlord's approval, which shall not be unreasonably withheld.

          (b)  Such early access shall be subject to scheduling by Landlord.

          (c) Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in

                              EXHIBIT B - Page 3
     harmony and not interfere with Landlord and Landlord's agents in performing the Work and any Additional Work in the Second Additional Space, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, including labor disharmony, Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

          Any such entry into and occupation of the Second Additional Space by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Amendment and the Lease, excluding only the covenant to pay Rent and specifically including the provisions of Articles IX and X of the Original Lease. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Second Additional Space or to property placed therein prior to the Second Additional Space Commencement Date, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Second Additional Space or to any portion of the Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event the performance of the work by Tenant, its agents, employees or contractors causes extra costs to Landlord or requires the use of elevators during hours other than 8:00 a.m. to 4:30 p.m. on Monday through Friday (except holidays), Tenant shall reimburse Landlord for the entire extra cost and the cost incurred by Landlord for the engineers or operators under applicable union regulations or contracts.

     9. ENTIRE AGREEMENT. The terms and provisions of the Amendment and the Lease, insofar as they are applicable to this Work Letter Agreement, are hereby incorporated herein by reference.

     10. LANDLORD'S REMEDIES. All amounts payable by Tenant to Landlord hereunder shall be deemed to be Rent under the Lease and upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease. The occurrence of a default by Tenant under this Work Letter Agreement shall be deemed a default by Tenant under the Lease, entitling Landlord to all of the rights and remedies provided for in the Lease (including acceleration of rent), at law or in equity.

                              EXHIBIT B - Page 4

     10. CONDITION TO EFFECTIVENESS OF AMENDMENT. This Amendment is subject to and conditioned upon Landlord and National Insurance Crime Bureau, an Illinois not-for-profit corporation ("NICB"), the existing tenant of the Second Additional Space, entering into a lease termination agreement (the "NICB Agreement") on terms and conditions acceptable to Landlord, whereby the lease term of the lease of NICB for the Second Additional Space is terminated effective as of March 31, 1999. If the NICB Agreement is not fully executed on or before March 31, 1999 for any reason whatsoever, then either party may terminate this Amendment by giving a written notice of termination to the other party at any time after March 31, 1999 but prior to the date (if any) upon which the NICB Agreement is fully executed. If this Amendment is terminated under this Paragraph 10, then neither party shall have any further rights or obligations under this Amendment and the Lease shall continue in full force and effect with respect to the Existing Premises.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

TENANT:                            LANDLORD:

KANBAY INCORPORATED, an Illinois   6400 SHAFER COURT, L.L.C., a Delaware limited
corporation                        liability company

                                   By: PRIME GROUP REALTY, L.P., a Delaware
                                       limited partnership, its Managing Member

By: /s/ Authorized Party
   -----------------------------
Title: V.P. & CFO                          By: PRIME GROUP REALTY TRUST, a
      --------------------------           Maryland real estate investment
                                           trust, its Managing General Partner


                                           By: /s/ Authorized Party
                                              ----------------------------------
                                           Title: Authorized Party
                                                 -------------------------------

                                           By: /s/ Authorized Party
                                              ----------------------------------
                                           Title: Authorized Party
                                                 -------------------------------

                         FIRST AMENDMENT TO OFFICE LEASE

     THIS FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made this 22nd day of April, 1998, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust No. 66078 ("Landlord"), and KANBAY, INCORPORATED, an Illinois corporation ("Tenant").

                               W I T N E S E T H:

     A. Landlord and Tenant entered into a certain Office Lease (the "Lease") dated March 27, 1998, whereby Landlord leased to Tenant certain premises (the "Original Premises") consisting of approximately 9,230 rentable square feet located on the first floor (known as Suite No. 100) of that certain building (the "Building") known as 6400 Shaffer, located at 6400 Shaffer Court, Rosemont, Illinois, for a five (5) year lease term scheduled to commence on April 1, 1998.

     B. Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space, as set forth below.

     NOW, THEREFORE, in consideration of the foregoing preambles and the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

     1. DEFINED TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined herein shall have the same meaning ascribed to such term in the Lease.

     2. ADDITIONAL SPACE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises contiguous to the Original Premises consisting of approximately 1,081 rentable square feet and known as Suite 125 (the "Additional Space"), as shown on the plan attached hereto as Exhibit "A". The Additional Space is leased to Tenant subject to all of the same terms and provisions as are contained in the Lease, except as otherwise set forth herein. The Additional Space is leased for a lease term commencing on August 1, 1998 (the "Additional Space Commencement Date") and expiring on March 31, 2003 (or such other date, if any, on which the Lease Term for the Original Premises expires). From and after the Additional Space Commencement Date, the term "Premises", as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to the Original Premises plus the Additional Space. There shall be no moving allowance payable for or in respect to the Additional Space.

     3.   BASE RENT.

          A. Commencing as of the Additional Space Commencement Date, Base Rent for the Additional Space shall be as follows:

                                            RATE OF ANNUAL
                                           RENT PER RENTABLE   RATE OF ANNUAL    RATE OF MONTHLY
                 PERIOD                       SQUARE FOOT         BASE RENT         BASE RENT
                 ------                       -----------         ---------         ---------
  Additional Space Commencement Date
              - 3/31/99                        $  12.50         $  13,512.48       $  1,126.04
           4/01/99 - 3/31/00                   $  13.00            14,052.96          1,171.08
           4/01/00 - 3/31/01                   $  13.50            14,593.56          1,216.13
           4/01/01 - 3/31/02                   $  14.00            15,134.04          1,261.17
           4/01/02 - 3/31/03                   $  14.50            15,674.52          1,306.21

Base Rent for the Original Premises shall not be affected by this Amendment.

     B. Tenant shall remain obligated to pay Rent Adjustment for the balance of the Lease Term, as provided in the Lease, provided that effective as of the Additional Space Commencement Date, Tenant's Percentage Share set forth in
Section 1.08 of the Lease shall be changed from "5.56%" to "6.21%."

     4. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Additional Space, the Original Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Additional Space, the Original Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except that Landlord has agreed to make available to Tenant on the terms and conditions set forth in the Work Letter Agreement attached to the Original Lease as Exhibit B (the "Work Letter") an additional allowance (the "Additional Allowance") of $10,810 (such amount being $10.00 per rentable square feet of the Additional Space) to be used for the purposes for which the Allowance may be used as provided for in the Work Letter. Fifty percent (50%) of the Additional Allowance (i.e. - $5,405) shall be available to Tenant upon the full execution and delivery of this First Amendment (and satisfaction of the conditions set forth in the Work Letter) and the balance of the Additional Allowance (i.e. - $5,405) shall be available to Tenant during the twelfth
(12th) month of the Lease Term for the Additional Space. The cost of architectural and M.E.P. working drawings shall be paid from the Additional Allowance.

     5. BROKER. Tenant represents and warrants to Landlord that except for Heitman Properties Ltd. ("Heitman") and Julien J. Studley, Inc. ("Studley"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby agrees to indemnify and hold harmless Landlord and Heitman from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Heitman and Studley based upon separate agreements with Heitman and Studley, respectively.

     6. RENEWAL OPTION. The Renewal Option set forth in Article 28 of the Original Lease shall be applicable to the Additional Space, which shall be part of the Premises demised under the Lease for purposes of such Article 28.

     7. CONFLICT. In the event of any conflict between the terms or provisions of the Lease and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

     8. EFFECT OF AMENDMENT. As amended by this Amendment, the Lease shall remain in full force and effect.

     9. SUBMISSION. Submission of this Amendment by Landlord or Landlord's beneficiary or agent to Tenant or its agent or representative, for examination and/or execution shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no obligation on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord or Landlord's beneficiary, or its agent or representative, shall constitute an irrevocable offer by Tenant to enter into the transactions described herein, which offer may not be revoked by Tenant for fifteen (15) business days after such delivery.

     10. LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, or in any exhibits, Riders or addenda hereto attached (collectively, the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Capital Management Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of the Lease, as amended hereby, and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives or said beneficiaries), the Tenant shall look solely to the interests of Landlord in the Building and the Land; that this Amendment is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that neither the Landlord not any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, American National Bank and Trust Company of Chicago, a national banking association, individually or personally, but only as Trustee under the provisions of a Trust Agreement known as its Trust No. 107101-01, or against any of the beneficiaries under said Trust Agreement, or their respective agents, on account of the Lease, as amended hereby, or on account of any representation, warranty, covenant, undertaking or agreement of Landlord contained in the Lease, as amended hereby, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.


TENANT:                            LANDLORD:

KANBAY INCORPORATED, an Illinois   AMERICAN NATIONAL BANK AND
corporation                        TRUST COMPANY OF CHICAGO, not
                                   personally but solely as Trustee as aforesaid

By: /s/ Authorized Party           By: /s/ Authorized Party
   -----------------------------      -----------------------------
Title: Vice President & CFO        Title: Authorized Officer
      --------------------------         --------------------------


                              This instrument is executed by the undersigned Land Trustee, not personally but solely as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee. It is expressly understood and agreed that all the warranties, indemnities, representations, covenants, under-takings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, Indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

                                 EXHIBIT "A"

                         PLAN OF THE ADDITIONAL SPACE

[GRAPHIC]

                         THIRD AMENDMENT TO OFFICE LEASE

     THIS THIRD AMENDMENT TO OFFICE LEASE (this "Amendment") is made this 22ND day of March, 2002, by and between 6400 SHAFER COURT, L.L.C., a Delaware limited liability company ("Landlord") and KANBAY, INCORPORATED, an Illinois corporation ("Tenant").

                                   WITNESSETH:

     A. Landlord's predecessor in title and Tenant entered into a certain Office Lease (the "Original Lease") dated March 27, 1998, whereby Landlord's predecessor in title leased to Tenant certain premises (the "Original Premises") consisting of approximately 9,230 rentable square feet of office space located on the first floor (known as Suite No. 100) of that certain building (the "Building") located at 6400 Shafer Court, Rosemont, Illinois, for a five (5) year lease term (the "Lease Term") to expire on March 31, 2003.

     B. Landlord's predecessor in title and Tenant entered into a certain First Amendment to Office Lease (the "First Amendment") dated April 22, 1998, whereby Landlord's predecessor in title leased to Tenant certain additional premises (the "First Additional Space") consisting of 1,081 rentable square feet of office space on the first floor (known as Suite 125) of the Building, for the balance of the Lease Term.

     C. Landlord acquired title to the aforesaid building and succeeded to the interest of the landlord under the Original Lease, as amended.

     D. Landlord and Tenant entered into a certain Second Amendment to Office Lease (the "Second Amendment") dated March 15, 1999, whereby Landlord leased to Tenant certain additional premises (the "Second Additional Space") consisting of 4,817 rentable square feet of office space on the third floor (Suite 320) of the Building, for the balance of the Lease Term. The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter called the "Lease". The Original Premises, the First Additional Space and the Second Additional Space is hereinafter called the "Premises".

     E. Landlord and Tenant desire to amend the Lease to extend the Lease Term of the Lease, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing preambles and the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

     1. DEFINED TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined herein shall have the same meaning as is ascribed to such capitalized term in the Lease.

     2. EXTENSION OF LEASE TERM. The Expiration Date of the Lease Term is extended by five (5) years from March 31, 2003 to March 31, 2008. As used herein and in the Lease, the "Lease Term" shall mean the initial lease term as extended to March 31, 2008. All of the terms and provisions of the Lease shall apply with respect to that part of the Lease Term occurring after March 31, 2003 (the "Extended Term"), except as otherwise provided herein.

     3. BASE RENT. During the Extended Term, Base Rent for the Premises shall be payable in the following amounts for the following periods:

                              PREMISES (15,128 RSF)

         Period of                                                                      Annual Base
       Extended Term            Annual Base Rent              Monthly Base Rent         Rent Per RSF
       -------------            ----------------              -----------------         ------------
     4/1/03 - 3/31/04            $  226,920.00                  $  18,910.00              $  15.00
     4/1/04 - 3/31/05            $  234,484.00                  $  19,540.33                 15.50
     4/1/05 - 3/31/06            $  242,048.00                  $  20,170.67                 16.00
     4/1/06 - 3/31/07            $  249,612.00                  $  20,801.00                 16.50
     4/1/07 - 3/31/08            $  257,176.00                  $  21,431.33                 17.00

     There shall be no abatement of Base Rent by reason of this Amendment.

     4. RENT ADJUSTMENTS. During the Extended Term, Tenant shall remain obligated to pay Rent Adjustments as provided in Article 4 of the Original Lease. There shall be no abatement of Rent Adjustments by reason of this Amendment.

     5. CONDITION OF PREMISES. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building, and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except (i) as provided in Section 6 below, and (ii) Landlord shall replace the two (2) existing air-conditioning condensers serving the Premises no later than July 1, 2002.

     6. REMODELING ALLOWANCE. Provided that Tenant is not in default (after the expiration of any applicable notice and cure period) under the Lease, as amended hereby, Landlord agrees to provide Tenant with a remodeling allowance (the "Allowance") of $204,228.00 (i.e., $13.50 per rentable square foot of the Premises). The Allowance shall be paid to Tenant for the hard and soft costs of leasehold improvements to the Premises, including the costs of architectural and space planning fees related thereto, incurred or contracted for by Tenant at any time after the date of this Amendment and prior to December 31, 2003. The Allowance shall be paid to Tenant within thirty (30) days after Landlord's receipt of a written request from Tenant therefor, which notice (except with respect to the Cash Portion [defined below]) must be accompanied by invoices or receipts evidencing the costs for which Tenant seeks reimbursement, together with (i) lien waivers with respect to any such improvements and, (ii) with respect to such services, evidence reasonably satisfactory to Landlord showing such services have been contracted for and performed. Tenant shall have no further rights with respect to any unused portion of the Allowance (except for the Cash Portion) which is not properly drawn by December 31,2003, which unused portion (except for the Cash Portion) shall be deemed waived by Tenant. Notwithstanding the foregoing to the contrary, provided that Tenant is not in default (after the expiration of any applicable notice and cure period) under the Lease, as amended hereby, Landlord shall provide Tenant with $75,640.00 of the Allowance (i.e., $5.00 per rentable square foot of the Premises) in the form of a cash payment (the "Cash Portion"), without any required improvement work, documentation or other requirement, within thirty (30) days after the complete execution and delivery of this Amendment. All work performed in the Premises by Tenant shall be performed strictly in accordance with the provisions of Article 9 of this Original Lease.

     7. PARKING SPACES. During the balance of the Lease Term, as extended hereby, Tenant will have the right to use no more than two (2) indoor parking spaces at the Building (subject to Section 11 below) at Landlord's prevailing rates which are currently $125.00 per month per parking space and which are subject to change at any time and from time to time. Use of such spaces will be upon the terms and conditions of Landlord's standard Indoor Parking Space Permit Contract, and Tenant and the user of each such space shall enter into such Indoor Parking Space Permit Contract prior to using such spaces. Tenant currently uses one of two such spaces pursuant to the existing Indoor Parking Space Permit Contract dated December 5, 2001 between Landlord, Tenant and Raymond Spencer, as user, which shall be modified or replaced with a new Indoor Parking Space Permit Contract to reflect the current monthly fee of $125.00 and an expiration date of March 31, 2008.

     8. SIGNAGE. Notwithstanding anything to the contrary in the Lease, for so long as the Lease, as amended hereby, is in full force and effect and Tenant is not in default under the Lease, as amended hereby, and subject to all applicable codes and ordinances, Tenant shall have the following signage rights:

          (a) Landlord shall, at Tenant's cost, add Tenant's name to the existing monument sign in front of the Building (the "Monument Sign"). The Monument Sign shall be consistent with Landlord's current monument signage standards for the Building, as determined by Landlord, in its reasonable discretion; and

          (b) So long as Tenant continues to lease no less than 15,128 rentable square feet in the Building and provided Tenant does not exercise its partial termination right under Section 11 of this Amendment, and subject the prior rights of other existing and future tenants of the Building as described below, Tenant, at its expense (but using contractors designated by Landlord), may have the right, upon the terms and conditions set forth below, to install and maintain one (1) wall-hung tenant identification facade sign on the exterior of the Building ("Facade Sign"), provided Landlord shall charge Tenant a reasonable monthly Facade Sign fee determined by Landlord in its sole discretion for so long as such Facade Sign is maintained on the Building. Notwithstanding anything to the contrary herein, Tenant's right to install and maintain the Facade Sign shall be subject to the following rights, obligations and priorities: Upon the date (the "Lease-Up Date") which is the earlier to occur of (a) the next date upon which no more than 15,127 rentable square feet of space in the Building in the aggregate is available for leasing (which space may be non-contiguous so long as it may reasonably be leased to a single tenant), and (b) the date upon which Landlord completes it's leasing of all of the rentable area on the fourth floor of the Building, and if the future tenant(s) of the fourth floor of the Building are not granted the right to install and maintain a Facade Sign, then Landlord shall, within six (6) months after the Lease-Up Date, offer to each then existing tenant leasing rentable area in the Building equal to or greater than that of Tenant (in successive order from largest to smallest rentable area, until accepted) the right to install and maintain a Facade Sign; such that only if the future tenant(s) of the fourth floor of the Building and all other tenants of the Building leasing more space than Tenant waive the right to install and maintain the Facade Sign will Tenant be granted the right to install and maintain the Facade Sign. This provision is strictly for the benefit of Tenant and there are no intended third party beneficiaries hereof.

     Tenant's signage rights herein granted are non-exclusive right in common with other tenants of the Building. Tenant agrees to obtain, at Tenant's expense, all necessary governmental licenses and permits to install, operate and maintain the Facade Sign, if any. For purposes hereof, the Monument Sign and the Facade Sign, if any, are collectively referred to herein as the "Signs". The location, size, material and graphics of all Signs shall be subject to Landlord's prior written approval. Tenant shall pay all costs and expenses associated with the fabrication, installation, modification, maintenance and removal of the Signs. Tenant agrees to indemnify, defend and hold harmless Landlord, its agents and employees from all claims, liabilities, damages and expenses (including attorneys' fees) asserted against or incurred by any of said parties and arising from or by reason of the design, fabrication, installation, modification, maintenance or removal of the Signs. Upon the expiration or termination of the Lease Term or Tenant's right to maintain either of the Signs, Tenant, at its expense, shall remove such Signs, and shall repair and restore any damage caused by such removal.

     9.   RIGHT OF FIRST REFUSAL.

          (a) OPTION SPACE. For purposes of this Amendment, "Option Space" shall mean as of any date, that certain space located on the 1st floor of the Building and containing approximately 3,538 square feet of rentable area (Suite
175), as shown on EXHIBIT A attached hereto, less such portions of said space, if any, which are leased by Tenant as of such date.

          (b) RIGHT OF FIRST REFUSAL. With respect to any lease which Landlord hereafter intends to enter into with a third-party tenant for either (i) all or any portion of the Option Space, or (ii) the space described in clause (i) above plus any other space in the Building (for purposes hereof, any such other space shall be deemed to be part of the Option Space) and which has a lease term commencing at any time prior to April 1, 2005 (but excluding any new or renewal lease or lease expansion with any then existing tenant of all or any portion of the Option Space), Landlord shall give Tenant written notice of such intent ("Landlord's Notice") prior to Landlord entering into such lease. The Landlord's Notice shall specify (i) the location and rentable area of the portion of the

Option Space which Landlord intends to lease (which is hereinafter referred to as the "Actual Option Space"), (ii) the proposed lease term for the Actual Option Space, (iii) the date upon which the Actual Option Space shall be available for occupancy, (iv) the annual rate of base rent per square foot of rentable area which Landlord intends to charge for the Actual Option Space, (v) the amount of all rent adjustments which Landlord intends to charge for the Actual Option Space, including, without limitation, fixed and/or indexed rent adjustments and rent adjustments for operating expenses and real estate taxes for the Building, and (vi) the tenant concessions (e.g., rent abatements and tenant improvement allowances), if any, which Landlord would be willing to provide to lease the Actual Option Space; it being agreed that items (iv) through (vi) above shall be quoted by Landlord in Landlord's Notice for a hypothetical lease having a lease term which would expire on the Expiration Date of the Lease Term. Tenant shall thereupon have a right (the "Right of First Refusal") to lease all, but not less than all, of the Actual Option Space, subject to the following terms and conditions:

               (i) Tenant gives Landlord a written notice of its election to exercise the Right of First Refusal within ten (10) days after Landlord gives Tenant Landlord's Notice for such Right of First Refusal;

               (ii) Tenant submits current audited financial statements of Tenant to Landlord concurrently with Tenant's Notice exercising the Right of First Refusal and such financial statements are approved in writing by Landlord; and

               (iii) Tenant is not in default under the Lease, as amended hereby, on the date Tenant exercises such Right of First Refusal and, unless waived in writing by Landlord, Tenant is not in default under the Lease, as amended hereby, on the proposed commencement date of the lease term for the Actual Option Space.

     In the event that Tenant does not timely or properly exercise any Right of First Refusal, Landlord may at any time thereafter lease the Actual Option Space to any third-party tenant on such terms and provisions as Landlord may elect, without any further rights of Tenant to lease such space, until Landlord fails to consummate a lease for such space within the six (6) month period thereafter or such third-party has vacated the Actual Option Space and such space is again available for leasing by a third-party.

          (c) TERMS. If Tenant exercises a Right of First Refusal, the following terms and provisions shall apply:

               (i) Landlord shall lease the Actual Option Space to Tenant for a lease term commencing on the availability date specified in the applicable Landlord's Notice and expiring on the Expiration Date of the Lease Term;

               (ii) The base rent and rent adjustments payable for the Actual Option Space shall be as set forth in the applicable Landlord's Notice; For purposes of paying such rent adjustments, Tenant's Percentage Share shall be increased effective as of the commencement date of the lease term for the Actual Option Space by the percentage determined by dividing the rentable area of the Actual Option Space by the rentable area of the Building;

               (iii) Tenant shall not be entitled to any rental abatement for the Actual Option Space except as otherwise set forth in the applicable Landlord's Notice;

               (iv) Tenant shall accept the Actual Option Space in an "as-is", "where-is" physical condition from Landlord, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof except as otherwise set forth in the applicable Landlord's Notice; and

               (v) All of the terms and provisions of the Lease, as amended hereby, shall apply with respect to the Actual Option Space, except as otherwise provided in this Section 9 or except as same may be inconsistent with the provisions of this Section 9.

          (d) AMENDMENT. If Tenant exercises a Right of First Refusal, Landlord and Tenant shall execute and deliver an amendment to the Lease, as amended hereby, reflecting the lease of the Actual Option Space by Landlord to Tenant on the terms herein provided, which amendment shall be executed within thirty (30) days after Tenant exercises such Right of First Refusal.

          (e) TERMINATION. Each Right of First Refusal shall automatically terminate and become null and void upon the earlier to occur of (1) the expiration or termination of the Lease, as amended hereby, (2) the termination by Landlord of Tenant's right to possession of the Premises, (3) the assignment of the Lease, as amended hereby, by Tenant, in whole or in part, (4) the sublease by Tenant of the Premises, or any part thereof, (5) the recapture by Landlord of any space under Section 14.03 of the Original Lease, or (6) the failure of Tenant to timely or properly exercise such Right of First Refusal.

     10.  RENEWAL OPTION.

          (a) RENEWAL OPTION. Tenant shall have one option (the "Renewal Option") to renew the Lease Term with respect to all (but not less than all) of the Premises demised under the Lease, as amended hereby, as of the Expiration Date of the Lease Term for one additional term (the "Renewal Term") of three (3) years, commencing on the day immediately after the Expiration Date of the Lease Term, subject to the following terms and conditions:

               (i) Tenant gives Landlord written notice of its election to exercise the Renewal Option not later than the date which is nine (9) months prior to the Expiration Date of the Lease Term;

               (ii) Tenant submits current audited financial statements of Tenant to Landlord concurrently with Tenant's notice exercising the Renewal Option and such financial statements are approved in writing by Landlord; and

               (iii) Tenant is not in default under the Lease, as amended hereby, on the date Tenant exercises the Renewal Option, and, unless waived in writing by Landlord, Tenant is not in default under the Lease, as amended hereby, on the Expiration Date of the Lease Term.

          (b)  TERMS. If Tenant exercises the Renewal Option:

               (i) The Base Rent payable for the Renewal Term shall be at a rate equal to the "market rate of base rent," but in no event shall the initial annual rate of Base Rent per square foot of rentable area payable for the Renewal Term be less than annual rate of Base Rent per square foot of rentable area payable under the Lease, as amended hereby, as of the Expiration Date of the Lease Term. For purposes of the preceding sentence, "market rate of base rent" shall mean the total net rate of rent per rentable square foot (including all fixed and/or indexed rental adjustments), as reasonably determined by Landlord which Landlord is offering to third party tenants for net renewal leases with 3-year lease terms commencing on or about the commencement date of the Renewal Term for office space in the Building which is comparable to the Premises in condition, area and improvement;

               (ii) Tenant shall continue to pay Rent Adjustments as provided in
Article 4 of the Original Lease;

               (iii) Tenant shall have no further options to renew the Lease Term beyond the Expiration Date of the Renewal Term;

               (iv) Tenant shall not be entitled to any rental abatement for the Renewal Term; and

               (v) Tenant shall accept the Premises on the commencement date of the Renewal Term in an "as-is", "where-is" condition, without any representation, credit or allowance from Landlord with respect to the condition or improvement thereof.

          Except as hereinabove provided, all of the terms and provisions of the Lease, as amended hereby, shall apply to the Renewal Term.

          (c) AMENDMENT. If Tenant exercises the Renewal Option, Landlord and Tenant shall execute and deliver an amendment to the Lease, as amended hereby, reflecting the lease of the Premises by Landlord to Tenant for the Renewal Term on the terms provided above, which amendment shall be executed and delivered by Tenant within 30 days after Tenant exercises the Renewal Option.

          (d) TERMINATION. The Renewal Option shall automatically terminate and become null and void upon the earlier to occur of (1) the expiration or termination of the Lease, as amended hereby, (2) the termination of Tenant's right to possession of the Premises, (3) the assignment of the Lease, as amended hereby, by Tenant, in whole or in part, (4) the sublease by Tenant of the Premises, or any portion thereof, (5) the recapture by Landlord of any space under Section 14.03 of the Original Lease, or (6) the failure of Tenant to timely or properly exercise the Renewal Option.

     11.  TENANT'S RIGHT TO EARLY TERMINATION FOR SUITE 320.

          (a) PARTIAL EARLY TERMINATION RIGHT. Landlord and Tenant agree that Tenant shall have the right, upon at least nine (9) months prior written notice to Landlord (the "TERMINATION NOTICE"), to terminate the Lease, as amended hereby, PRO TANTO, only with respect to the Second Additional Space (i.e., Suite
320) ("the "TERMINATION RIGHT") effective March 31, 2006 (the "TERMINATION EFFECTIVE DATE"), provided that (i) no default (or situation which, with the passage of time or the giving of notice or both, would constitute a default) on the part of Tenant exists and is continuing at the time of the exercise of such option and no default (or situation which, with the passage of time or the giving of notice or both, would constitute a default) on the part of Tenant exists and is continuing at the time of the Termination Effective Date, and (ii) Tenant pays to Landlord a termination fee (the "TERMINATION FEE") equal to the then unamortized amount of all costs incurred by Landlord to enter into this Amendment allocable to the Second Additional Space (i.e., Suite 320), including, without limitation, the allocable portion of the Allowance, any brokerage commissions and fees and any legal fees, amortized over the 5-year Extended Term, on a monthly straight-line basis, with interest over such Extended Term at eleven percent (11%) per annum. The Termination Fee shall be paid at the time Tenant delivers the Termination Notice to Landlord, provided that the Termination Fee shall be immediately returned to Tenant if the Termination Right is denied pursuant to Section 11(a)(i) above, except to the extent Landlord is owed past due Rent under the Lease, as amended hereby. Failure to pay the Termination Fee shall, at Landlord's sole and absolute discretion, cause Tenant's election to exercise the Termination Right to be ineffective and null and void.

          (b) TERMS. If Tenant timely and properly exercises the Termination Right, (1) all Rent owing under this Amendment for the Second Additional Space shall be paid through and apportioned as of the Termination Effective Date (in addition to payment by Tenant of the Termination Fee); (2) neither party shall have any rights, estates, liabilities or obligations under the Lease, as amended hereby, for the Second Additional Space for the period first accruing after the Termination Effective Date, except those which, by the provisions of the Lease, as amended hereby, expressly survive the expiration or termination of the Lease Term; (3) Tenant shall surrender and vacate the Second Additional Space and deliver possession thereof to Landlord on or before the Termination Effective Date in the condition required under the Lease for surrender of the Premises;
(4) Tenant shall relinquish the right to use one (1) indoor parking space at the Building from and after the Termination Effective Date; and (5) Landlord and Tenant shall enter into a written agreement reflecting the termination of the Lease, as amended hereby, with respect to the Second Additional Space upon the terms provided for herein, which agreement shall reflect the proportionate reduction in Base Rent and Tenant's Percentage Share and shall be executed by Tenant within thirty (30) days after Landlord's request. Without limiting the generality of the foregoing, Tenant's exercise of the Termination Right shall not affect Tenant's liability for (i) post-Lease Term adjustments to Rent Adjustments for the Second Additional Space applicable to the period prior to the Termination Effective Date, (ii) unperformed obligations for the Second Additional Space which accrued prior to the Termination Effective Date and (iii) obligations for the Second Additional Space which by their terms survive the expiration or earlier termination of the Lease Term.

          (c) AUTOMATIC TERMINATION. The Termination Right shall automatically terminate and become null and void upon the earlier to occur of (1) the termination of the Lease, as amended hereby; (2) the termination of Tenant's right to possession of the Premises; (3) the assignment by Tenant of the Lease, as amended hereby, in whole or in part; (4) the sublease by Tenant of the Premises, in whole or in part; (5) the recapture by Landlord of any space under
Section 14.03 of the Original Lease, (6) the failure of Tenant to timely or properly exercise the Termination Right, or (7) Tenant's installation of a Facade Sign on the Building as described in Section 8 above.

     12.  BROKER.

          (a) Tenant represents and warrants to Landlord that except for Prime Group Realty Services, Inc. and Cushman & Wakefield of Illinois, Inc. (collectively, "Broker"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Broker under any separate agreement between Landlord and Broker.

          (b) Landlord represents and warrants to Tenant that except for Broker, Landlord has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Tenant shall be responsible for the payment of any commissions or fees due to Broker under any separate agreement between Tenant and Broker.

     13. CONFLICT. In the event of any conflict between the terms or provisions of the Lease and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

     14. EFFECT OF AMENDMENT. As amended by this Amendment, the Lease shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

     15. SUBMISSION. Submission of this Amendment by Landlord or its agent to Tenant or its agent or representative, for examination and/or execution shall not constitute a reservation of or option to amend the Lease or in any manner bind Landlord and no obligation on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord, or its agent or representative, shall constitute an irrevocable offer by Tenant to amend the Lease in accordance with the terms described herein, which offer may not be revoked by Tenant for fifteen (15) days after such delivery.

     16. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, neither Landlord (except to the extent of Landlord's interest in the Premises and the Building) nor any of Landlord's successors, assigns, members, partners, directors, officers, shareholders, agents, representatives, employees and mortgagees, as applicable (individually and collectively, the "Exculpated Parties"), shall have any personal liability whatsoever to Tenant for any of Landlord's obligations contained in the Lease, as hereby amended, including, but not limited to the obligations to observe, perform or discharge any of the terms, covenants or conditions contained in the Lease, as hereby amended. In the event that any suit or proceeding is brought under the Lease, as hereby amended, any judgement obtained in or as a result of such suit or proceeding shall not be enforced or enforceable personally against any of the Exculpated Parties. Tenant agrees to look solely to Landlord's interest in the Premises and the Building for the recovery of any judgment from Landlord, it being agreed the Exculpated Parties, including, but not limited to Landlord, shall never be personally liable for such judgment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.


TENANT:                                LANDLORD:

KANBAY, INCORPORATED, an Illinois      6400 SHAFER COURT, L.L.C., a Delaware limited
corporation                            liability company

By: /s/ Authorized Party               By:  PRIME GROUP REALTY, L.P., a Delaware
   -----------------------------            limited partnership, its Managing Member
Title: VP & CFO
      --------------------------
                                            By:  PRIME GROUP REALTY TRUST, a
                                                 Maryland real estate investment trust, its
                                                 Managing General Partner


         OFFICIAL SEAL                            By: /s/Authorized Party
         BETTY C PESEK                               ---------------------------
NOTARY PUBLIC, STATE OF ILLINOIS                  Title: Authorized Party
MY COMMISSION EXPIRES: 04/16/04                         ------------------------
                                                  By: /s/Authorized Party
    /s/ Betty C. Pesek                               ---------------------------
                                                  Title: Authorized Party
                                                        ------------------------

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                                    EXHIBIT A

                              PLAN OF OPTION SPACE


                              EXHIBIT A - Page 1
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[GRAPHIC] FIRST FLOOR OFFICE PLAN